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                                                                     EXHIBIT 2.1


                     AGREEMENT AND PLAN OF REORGANIZATION

                                AND LIQUIDATION


                                by and between

                 Vertel Corporation, a California corporation

                                      and


               Trigon Technology Group, Inc., a Texas corporation


                           Dated as of May 30, 2001

                                                                     EXHIBIT 2.1

             AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION
             ----------------------------------------------------

     THIS AGREEMENT AND PLAN OF REORGANIZATION AND LIQUIDATION (this "Agreement") dated as of May 30, 2001 is made and entered into by and between Vertel Corporation, a California corporation ("Purchaser"), and Trigon Technology Group, Inc., a Texas corporation (the "Company").

                               R E C I T A L S:
                               - - - - - - - -

     A. The Company is engaged in the business (the "Business") of software development, consulting and related services.

     B. Purchaser wishes to purchase from the Company and the Company wishes to sell to Purchaser, the Business together with substantially all of the assets, properties and operating contracts of the Company, subject to certain liabilities, upon the terms and conditions of this Agreement.

     C. The Company has agreed to distribute, among other things, the shares of Purchaser Common Stock acquired pursuant to this Agreement to its shareholders listed on Schedule A hereto (together, the "Company Shareholders") as part of the dissolution and liquidation of the Company, which dissolution and liquidation shall be conducted in accordance with the laws of the State of Texas and the Company's Articles of Incorporation and bylaws.

     D. It is intended that the transactions contemplated by this Agreement shall qualify as a "reorganization" within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Accounts Receivable" shall mean, as of the Effective Time, all accounts, notes, accounts receivable, contract rights, drafts, other forms of claim, demands, instruments, receivables and rights to the payment of money or other forms of consideration, whether for goods sold or leased, services performed or to be performed, or otherwise, owned by the Company or in which the Company has any interest, together with all guarantees, security agreements and rights and interests securing the same, except those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Affiliate" shall mean with respect to any Person (i) a Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) a Person owning or
controlling 10% or more of the outstanding voting securities of such Person; or
(iii) an officer, director or partner of such Person. When the Affiliate is an officer, director, manager, member or partner of such Person, any other Person for which the Affiliate acts in that capacity shall also be considered an Affiliate. For these purposes, control means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

     "Agreement" shall mean this Agreement, including all exhibits and schedules hereto, as the same may hereafter be amended, modified or supplemented from time to time.

     "Assets" shall mean all of the Business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected on the books and records of the Company, which are owned by the Company or in which the Company has any interest (including the right to use) as of the Effective Time, excepting only the Excluded Assets and any of the foregoing that relate exclusively to the Excluded Assets. The Assets shall include, but not be limited to, the following:

          (a)  the Real Property;

          (b)  the Inventories;

          (c)  the Tangible Personal Property;

          (d) the Intellectual Property, including, without limitation, the domain name Trigongroup.com;

          (e)  the Prepaid Items;

          (f)  the Licenses and Permits;

          (g) the Contracts and Other Agreements (other than the Labor Agreements);

          (h)  the Accounts Receivable;

          (i)  the Cash and Cash Equivalents;

          (j)  the Books and Records;

          (k) all rights of the Company under express or implied warranties from suppliers or contractors with respect to the Assets, to the extent assignable;

          (l) all of the Company's claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind as of the Effective Time, except those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets;

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          (m)  all of the Company's rights to receive mail and other communications, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets;

          (n) all certifications and approvals from all certifying agencies issued to the Company and all of the Company's rights to all data and records held by certifying agencies, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets;

          (o)  all goodwill of the Business as a going concern; and

          (p) all other properties, tangible and intangible, not otherwise referred to above that are owned by the Company or in which it has any interest, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Asset Sale" shall have the meaning set forth in Section 8.3.2.

     "Authority" shall mean any governmental, regulatory or administrative body, agency or authority, any court of judicial authority, any arbitrator or any public, private or industry regulatory authority, whether international, national, Federal, state or local.

     "Balance Sheet Date" shall mean December 31, 2000.

     "Books and Records" shall mean all books and records, ledgers, employee records, customer lists, files, correspondence, and other written records of every kind owned by the Company or in which the Company has any interest, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Business" shall mean the business of software development, consulting and related services, as currently constituted and operated by the Company and as the same continues to be constituted and operated until the Closing.

     "Cash and Cash Equivalents" shall mean all cash and cash equivalents, bank accounts, certificates of deposit, bankers' acceptances, United States Government (or Agency) securities or other securities owned by the Company or in which the Company has any interest, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as the same may be amended from time to time.

     "Charter Amendment" shall have the meaning set forth in Section 10.9.

     "Claim Shares" shall have the meaning set forth in Section 13.3.

     "Closing" shall mean the consummation of the transactions contemplated in this Agreement.

     "Closing Date" shall mean the date when the Closing occurs.

     "Closing Date Balance Sheet" shall have the meaning set forth in Section 5.2(c).

     "Closing Documents" shall mean this Agreement, the Company Documents and the Purchaser Documents.

     "Closing Share Value" shall mean, with respect to the shares in question, the average of the Purchaser Common Stock closing price, as quoted on Nasdaq, for the ten (10) trading days preceding the Closing (but excluding the Closing
Date).

     "COBRA" shall mean the health care continuation provision of the Consolidated Omnibus Budget Reconciliation Ac of 1985, as amended.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may hereafter be amended from time to time. Any reference to a specific section of the Code shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

     "Company" shall mean Trigon Technology Group, Inc., a Texas corporation.

     "Company Capital Stock" shall have the meaning set forth in Section 6.2.1.

     "Company Common Stock" shall have the meaning set forth in Section 6.2.1.

     "Company Disclosure Schedule" shall mean the schedule, dated of even date herewith, delivered to Purchaser and executed by the Company. The Company Disclosure Schedule shall be considered a part of this Agreement.

     "Company Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by the Company in connection with this Agreement, including all exhibits, schedules and attachments hereto.

     "Company Material Adverse Change" or "Company Material Adverse Effect" or other similar phrase including the word "material" as pertains to the Company shall mean any adverse change or effect upon the Business, assets, liabilities, results of operations or condition, financial or otherwise of the Company or adversely affecting the Company's ability to perform its material obligations under this Agreement; provided, that any adverse change, event or effect that is proximately caused by any industry in which the Company competes shall not be taken into account in determining whether there has been or would be a Company Material Adverse Effect or Company Material Adverse Change (unless such conditions adversely affect the Business in a materially disproportionate manner).

     "Contracts and Other Agreements" shall mean all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, collective bargaining agreements, licenses, purchase orders, sales orders, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto, that have been entered into by or are binding upon the Company or to which any of its properties may be subject, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Current Balance Sheet" shall mean the March 31, 2001 balance sheet of the Company referenced in Section 6.6.1.

     "Customer Contracts" shall mean agreements in effect with any customer of the Company, including, without limitation, all consulting services agreements, software license agreements and other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements, in each case, that is in effect at the Effective Time, between the Company and any customer of the Company.

     "Depository Agent" shall mean U.S. Trust Company, National Association.

     "Depository Agreement" shall mean the Depository Agreement in the form attached hereto as Exhibit A.

     "Dissolution" shall have the meaning given to that term in Section 12.1.2.

     "Distribution" shall have the meaning given to that term in Section 12.1.3.

     "Effective Time" shall mean 12:01 a.m., Los Angeles Time, on the day after the Closing Date.

     "Environmental Laws and Orders" shall mean collectively, all Laws and Orders relating to industrial hygiene, occupational safety conditions or environmental conditions on, under or about property, including, without limitation, RCRA, CERCLA and all other Laws and Orders relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, hazardous or toxic materials or wastes into the environment (including ambient air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial hazardous or toxic materials or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may hereafter be amended from time to time. Any reference to a specific section of ERISA shall refer to the cited provision as the same may be subsequently amended from time to time, as well as to any successor provision(s).

     "Escrow Period" shall mean the period commencing on the Closing Date and terminating on the first anniversary thereof.

     "Escrow Shares" shall have the meaning set forth in Section 4.2(b).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Assets" shall mean:

          (a) Labor Agreements (other than non-disclosure and/or invention assignment agreements executed by past or present employees of the Company);

          (b)  the Company's name;

          (c) all of the Company's rights to refunds of all or any part of any Taxes paid by the Company and relating to periods prior to the Effective Time;

          (d) all of the Company's tax and information returns; all correspondence between the Company and its shareholders; all corporate documents relating to the formation and capitalization of the Company or pertaining to its relations with its shareholders; and all other financial records of the Company that do not relate in any way to the Company's ownership and operation of the Assets or the Business; provided, however, that upon reasonable notice from Purchaser to the Company or its successors-in-interest, the Company or its successors-in-interest shall provide Purchaser with copies of any of said documents at Purchaser's expense;

          (e) all of the Company's claims, causes of action, choses in action, and rights of set-off of any kind against or pertaining to its shareholders, officers and directors;

          (f) the Series A Preferred Stock Purchase Agreement by and among the Company and certain investors thereto;

          (g) the lease dated as of September 18, 2000, by and between the Company and Archstone Apartments located at 4271 Norwalk Drive, Suite X211, San Jose, California, 95129; and

          (h) all of the Company's rights to receive mail and other communications which do not relate in any way to the ownership of the Assets or the operation of the Business as it is presently conducted.

     "Excluded Liabilities" shall mean all of the liabilities and obligations of the Company under this Agreement and all other liabilities and obligations of the Company which pertain exclusively to the Excluded Assets, all as determined in a manner consistent with the manner in which the same are determined on the Balance Sheet.

     "Financial Statements" shall have the meaning set forth in Section 6.6.1.

     "Founder" shall mean each of Alex Kuo and Saikumar Dubagunta.

     "GAAP" shall mean United States generally accepted accounting principles, as pronounced and published by the American Institute of Certified Public Accountants through the date of the relevant financial statement.

     "HIPAA" shall mean the Health Insurance Portability and Accountability Act of 1997, as amended.

     "Hold-Back Escrow" shall mean the escrow account established pursuant to the Depository Agreement.

     "Indemnification Committee" shall have the meaning set forth in Section
13.4.

     "Indemnification Obligation Percentage" of an Indemnifying Shareholder shall mean the percentage set forth opposite such Indemnifying Shareholder's name under the heading "Indemnification Obligation Percentage" on the chart to be delivered by the Company in accordance with Section 4.2(d).

     "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium), except those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Inventories" shall mean all inventories, including, without limitation, inventories of raw materials, work in progress, storehouse stocks, materials, supplies, finished goods and consigned goods, owned by the Company or in which the Company has any interest (including the right to use), whether located on the premises of the Business, in transit to or from such premises, in storage facilities or otherwise, other than those, if any, which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Investor Representation Statement" shall mean the Investor Representation Statement attached hereto as Exhibit B.

     "Knowledge" shall mean (i) in the case of the Company, the actual knowledge of Alex Kuo, Joel Chou, any member of the Company's board of directors or any officer of the Company, in each case, after diligent inquiry; and (ii) in the case of Purchaser, the actual knowledge of the President or the Chief Financial Officer of Purchaser.

     "Labor Agreements" shall mean, collectively, (i) all employment agreements, collective bargaining agreements or other labor agreements to which the Company is a party or by which any of its properties are bound; (ii) all pension, profit sharing, deferred compensation, bonus, stock option, stock purchase, savings, retainer, consulting, retirement, welfare or incentive plans or contracts (including ERISA Plans) to which the Company is a party or by which any of its properties are bound; and (iii) all plans or agreements under which "fringe benefits" (including, but not limited to, hospitalization plans or programs, medical insurance, vacation plans or programs, sick plans or programs and related benefits) are afforded to any employees of the Company.

     "Law" shall mean any law, statute, regulation, ordinance or other binding action of general applicability of an Authority as same may be in effect on the date the context contemplates.

     "Leases" shall have the meaning set forth in Section 6.10.1.

     "Licenses and Permits" shall mean all licenses and permits issued to the Company or in which the Company has any interest (including the right to use), other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Lien or Other Encumbrance" shall mean any lien, pledge, mortgage, encumbrance, security interest, hypothecation, lease, charge, conditional sales contract, option, restriction, reversionary interest, right of first refusal, voting trust arrangement, preemptive right, claim under bailment or storage contract, easement or any other adverse claim or right whatsoever.

     "LLC" shall mean Trigon Technology Group, LLC, a California limited liability company.

     "Losses" shall mean all damages, awards, judgments, payments, diminutions in value, and other losses, however suffered or characterized, all interest thereon, all reasonable costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all reasonable attorneys' fees incurred in connection therewith, whether or not a third party claim, lawsuit or arbitration is ultimately defeated.

     "Material Contracts" shall mean, collectively, the Contracts and Other Agreements which are required to be identified anywhere in the Company Disclosure Schedule by the terms and provisions of this Agreement.

     "NASD" shall mean the National Association of Securities Dealers.

     "Nasdaq" shall mean the National Market System of the National Association of Securities Dealers Inc. Automated Quotation System.

     "Non-Competition Agreement" shall have the meaning set forth in Section
10.5.

     "Order" shall mean any binding decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.

     "Permitted Liens" shall mean (i) liens or encumbrances for water, sewage and similar charges and current taxes and assessments not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, including liens for taxes not yet due, (iii) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by the Purchaser, and (iv) easements, rights of way, restrictions and other similar charges or encumbrances that do not interfere with the ordinary conduct of the Business as it is currently conducted.

     "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

     "PPM" shall have the meaning set forth in Section 8.3.1.

     "Premises" shall mean the real property known as 1471 Saratoga Avenue, 2/nd/ Floor, San Jose, California 95129, 801 East Campbell Road, Suite 301, Richardson, Texas 75081 and 250 Route 28, Suite 211, Bridgewater, NJ 08807.

     "Prepaid Items" shall mean all prepaid items (such as insurance deposits, municipal or local tax payments or deposits, utility deposits and the like), deferred charges, reserve accounts and other security and similar deposits owned by the Company or in which the Company has any interest, other than those, if any, that constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Purchaser Common Stock" shall mean the voting common stock, par value $0.01 per share, of Purchaser.

     "Purchaser Disclosure Schedule" shall mean the schedule, dated of even date herewith, delivered to the Company and executed by the Purchaser. The Purchaser Disclosure Schedule shall be considered a part of this Agreement.

     "Purchaser Documents" shall mean this Agreement and all other agreements, instruments and certificates to be executed by Purchaser in connection with this Agreement, including all exhibits, schedules and attachments hereto.

     "Purchaser Material Adverse Change" or "Purchaser Material Adverse Effect" or other similar phrase including the word "material" as pertains to the Purchaser shall mean any adverse change or effect upon the business, assets, liabilities, results of operations or condition, financial or otherwise of the Purchaser or adversely affecting the Purchaser's ability to perform its material obligations under this Agreement; provided however, that such Purchaser Material Adverse Change or Purchaser Material Adverse Effect would, or would reasonably be expected to, involve more than $2,000,000 in the business, assets, liabilities, results of operations or condition, financial or otherwise of the Purchaser; provided further, that any adverse change, event or effect that is proximately caused by any industry in which the Purchaser competes shall not be taken into account in determining whether there has been or would be a Purchaser Material Adverse Effect or Purchaser Material Adverse Change (unless such conditions adversely affect the Purchaser's business in a materially disproportionate manner).

     "Purchaser Material Contracts" shall mean any contract or agreement to which Purchaser is a party which either has a remaining term of more than one
(1) year or which has remaining payment obligations of any party thereto in excess of $250,000.

     "Purchase Price" shall mean 4,500,000 shares of Purchaser Common Stock.

     "Purchaser Share Value" shall mean, with respect to the shares in question, either (i) the average of the Purchaser Common Stock closing price, as quoted on Nasdaq (or if no longer traded on Nasdaq, on such other securities exchange on which such shares are traded), for the ten (10) trading days preceding the date on which the Depository Agent either is definitively instructed, in accordance with the Depository Agreement, to make a release of such shares or the date when any deadline for delivery of a Dispute Notice (as defined in the Depository Agreement) has expired without such delivery having occurred, as the case may be, or (ii) if on the date described in the foregoing clause (i), the Purchaser Common Stock is no longer publicly traded on the Nasdaq, or any other securities exchange, then (x) if the Purchaser Common Stock shall have ceased to be publicly traded because of the acquisition of Purchaser by merger or stock sale in which the consideration received by Purchaser's shareholders is cash, "Purchaser Share Value" shall mean the price per share which the holders of Purchaser Common Stock received, (y) if the Purchaser Common Stock shall have ceased to be publicly traded because of the acquisition of Purchaser by merger or stock sale in which the consideration is securities or other property (excluding cash), "Purchaser Share Value" shall mean the average of the Purchaser Common Stock closing price, as quoted on Nasdaq (or if no longer traded on Nasdaq, on such other securities exchange on which such shares are traded), for the sixty (60) trading days preceding the consummation of such acquisition, or (z) in any other event, including, without limitation, a liquidation, dissolution or winding up of Purchaser, the average of the Purchaser Common Stock closing price, as quoted on Nasdaq, for the sixty (60) trading days preceding the first date on which notification of such event or delisting is released to the public.

     "Purchaser Shares" shall mean shares of Purchaser Common Stock issued pursuant to Section 4.2.

     "RCRA" shall mean the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as the same may be amended from time to time.

     "Real Property" shall mean, collectively, all real properties owned by the Company or in which the Company has any interest or estate (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all of the Company's rights arising out of ownership or use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto; other than those which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Required Shareholder Deliveries" shall have the meaning set forth in
Section 4.2.

     "Restricted Period" shall have the meaning set forth in Section 12.5(a).

     "Shareholder Mailing" shall have the meaning set forth in Section 8.3.3.

     "Shareholder Materials" shall mean the Investor Representation Statement, the PPM, ten (10) Stock Assignments for each Shareholder and all other items required by applicable Law to be delivered to the Shareholders concurrently with the PPM.

     "Shareholders" shall mean the holders of the Shares.

     "Shares" shall mean the issued and outstanding shares of the Company Capital Stock.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Stock Assignment" shall mean the Stock Assignment attached hereto as Exhibit C.

     "Subsidiary" or "subsidiary" of a Person, shall mean each corporation, limited liability company, partnership, joint venture, trust or other entity in which such Person has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interest therein having ordinary voting power to elect a majority of the board of directors or other governing body of such entity.

     "Tangible Personal Property" shall mean all machinery, equipment, trucks, automobiles, furniture, supplies, spare parts, tools, stores and other tangible personal property owned by the Company or in which the Company has any interest (including the right to use), other than the Inventories and the Books and Records and other than those which constitute Excluded Assets or relate exclusively to the Excluded Assets.

     "Taxes" shall mean, collectively, all taxes, including, without limitation, income, gross receipts, net proceeds, alternative, add-on, minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, excise, duty, franchise, transfer, license, withholding, payroll, employment, fuel, excess profits, environmental, occupational, interest equalization, windfall profits and severance taxes, and all other like governmental charges.

     "Tax Returns" shall mean, collectively all Federal, state, foreign and local tax reports, returns, information returns and other related documents required to be filed with any relevant taxing Authority.

     "TBCA" shall mean the Texas Business Corporation Act.

     "Threatened": a claim, litigation, dispute, action, or other matter will be deemed to have been "Threatened" if (a) any written, or to the Knowledge of the relevant Person, any unwritten, demand notice or statement has been made, or if (b) any other event has occurred or any other circumstances exist to the Knowledge of the relevant Person, that in the case of either item (a) or (b) would lead a reasonably prudent Person to conclude that such a claim, litigation, dispute, action, or other matter will be asserted, commenced, taken, or otherwise pursued in the future.

                                  ARTICLE II

                          SALE AND PURCHASE OF ASSETS
                          ---------------------------

     2.1  Assets to be Transferred.  Subject to the terms and conditions set
          ------------------------
forth in this Agreement and in reliance upon the representations and warranties of the Company and Purchaser herein set forth, at the Closing, the Company shall sell, transfer, convey, assign and deliver to Purchaser, by appropriate deeds, bills of sale, assignments and other instruments reasonably satisfactory to the Purchaser and its counsel, and Purchaser shall purchase from the Company, all of the Company's right, title and interest, as of the Effective Time, in and to the Assets.

     2.2  Excluded Assets.  The Excluded Assets shall be excluded from the
          ---------------
Assets purchased hereunder.

     The Assets shall be conveyed free and clear of all liabilities, obligations, Liens or Other Encumbrances, excepting only those liabilities and obligations which are expressly to be assumed by Purchaser hereunder and those Liens or Other Encumbrances securing the same that are expressly permitted by the terms hereof.

                                  ARTICLE III

                           ASSUMPTION OF LIABILITIES
                           -------------------------

     3.1  Liabilities Assumed.  As further consideration for the purchase and
          -------------------
sale of the Assets, Purchaser shall, from and after the Effective Time, assume, perform, discharge and pay when due, those obligations and liabilities of the Company that are specifically set forth in this Section 3.1, but only to the extent specifically set forth in this Section 3.1 and subject to any contrary provisions that may be contained in Section 3.2 (collectively, the "Assumed Liabilities"):

          (a) [Intentionally Omitted];

          (b) liabilities or obligations that arise in connection with or pursuant to the Material Contracts following the Effective Time (but not arising from any breach or default thereof prior to the Effective Time or any breach or default thereof caused by the consummation of the transactions contemplated by this Agreement);

          (c) liabilities or obligations that are described on Section 3.1(c) of the Company Disclosure Schedules; and

          (d) liabilities or obligations for vacation pay accrued by each of the employees set forth, and in the amounts reflected, on the Company's Employee Vacation Record attached hereto as Section 3.1(d) of the Company Disclosure Schedule (but only to the extent such employee's name appears on Section 8.15.1 of the Company Disclosure Schedule and such employee accepts his/her offer of employment with the Purchaser.

     3.2  Liabilities Not Assumed.  Except to the extent expressly assumed by
          -----------------------
Purchaser pursuant to Section 3.1, Purchaser shall not assume or be liable for any liabilities or obligations of the Company, whether the same are direct or indirect, fixed, contingent or otherwise, known or unknown, whether existing at the Effective Time or arising thereafter as a result of any act, omission or circumstance taking place prior to the Effective Time. Furthermore, notwithstanding anything to the contrary stated in Section 3.1, Purchaser shall not assume or be liable for any of the following liabilities or obligations:

          (a)  the Excluded Liabilities;

          (b) any of the Company's liabilities or obligations under any Contract and Other Agreement not assigned to Purchaser hereunder, or under any Contract and Other Agreement assigned to Purchaser hereunder to the extent the same relate to periods prior to the Effective Time;

          (c) any of the Company's obligations or liabilities that relate to any retirement, pension, profit sharing, stock option or other compensation plan;

          (d) any of the Company's liabilities or obligations of any nature to any past or present shareholder of the Company (including, without limitation, any shareholder who exercises such shareholder's right to dissent from the transactions contemplated by this Agreement) or any severance, "parachute" or other similar payment to any officer, director or employee of the Company arising by virtue of the transactions contemplated herein;

          (e) any of the Company's liabilities or obligations for Taxes, expenses and fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation of the consummation) of the transactions contemplated herein, including, without limitation, any related attorney's and accountant's fees;

          (f) any of the Company's liabilities or obligations against which the Company is insured or otherwise indemnified as of the Effective Time;

          (g) any of the Company's liabilities or obligations arising by reason of any breach of contract, tort or infringement of the rights of another;

          (h) any of the Company's liabilities or obligations under any Law or Order;

          (i) any liabilities or obligations of the Company arising from the Distribution (including, without limitation, any allocation of rights and property in connection therewith);

          (j) any obligations or liabilities, including severance, retiree medical and other retiree and pension plan benefits, wages, salaries, bonuses, payroll taxes, sick pay, vacation pay (except to the extent provided in Section 3.1(d) hereof), and other benefits and compensation, for the Company's employees and any post-employment or post-termination welfare benefits (within the meaning of Section 3(1) of ERISA) of any kind with respect to any current or former officer, employee, agent, director or independent contractor of the Company;

          (k)  any other Tax imposed on the Company;

          (l) any of the Company's liabilities or obligations arising from any options, warrants, calls, subscriptions or other rights or other agreements or commitments obligating the Company to issue any shares of its capital stock or any grants or offers thereof, or any other securities or commitments obligating the Company to issue any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock;

          (m) any of the Company's liabilities or obligations for its failure to make any federal or state securities law filings for the issuance and sale of shares of the Company's capital stock; and

          (n) any of the Company's liabilities or obligations which would not have existed had each of the Company's representations and warranties been true as of the date hereof and as of the Closing Date and had the Company complied with each of its covenants contained in this Agreement.

                                  ARTICLE IV

                  PURCHASE PRICE, PAYMENT AND RELATED MATTERS
                  -------------------------------------------

     4.1  Purchase Price.  The total purchase price (the "Purchase Price") for
          --------------
the Assets and the Company's covenants in Section 12.5 shall be 4,500,000 shares of Purchaser Common Stock.

     4.2  Payment of the Purchase Price.  The Purchase Price shall be payable by
          -----------------------------
Purchaser as follows:

          (a) At the Closing, Purchaser shall issue to the Company 3,825,000 shares of Purchaser Common Stock (the "Closing Payment").

          (b) The remaining 675,000 shares of Purchaser Common Stock (the "Escrow Shares") shall be issued and delivered to the Hold-Back Escrow to be held for the account of Purchaser and the Company subject to the terms and conditions set forth in the Depository Agreement.

          (c) Notwithstanding Section 4.2(a) and subject to compliance with all Laws (including all Securities Laws) and the Company's Articles of Incorporation, at the request of the Company, Purchaser shall upon the Company's return to the Purchaser of any stock certificate issued by the Purchaser in the name of the Company and reflecting the Closing Payment and upon the return to the Purchaser of any stock certificate(s) issued by the Purchaser in the name of the Company and reflecting the Escrow Shares, issue in exchange therefore, separate certificates constituting the Closing Payment and deliver to the Depository Agent for deposit into the Hold-Back Escrow separate certificates constituting the Escrow Shares, in the name of the Company's shareholders in such denominations as directed by the Company, provided, that in no event shall Purchaser issue more than the 3,825,000 shares that constitute the Closing Payment and more than 675,000 shares that constitute the Escrow Shares; provided, further that, in no event shall the Purchaser be required to release to the Company or deposit into the Hold-Back Escrow any certificate in the name of any Person other than the Company unless and until (x) the Accredited Investor Requirement referenced in Section 12.1.3 has been satisfied, and (y) the Company shall have delivered to the Purchaser such Person's duly executed and completed Investor Representation Statement (which includes a Substitute Form W-9 executed by such Person) and ten (10) Stock Assignments duly endorsed by each such Person who is an Indemnifying Shareholder (with date and number of shares blank) (collectively, "Required Shareholder Deliveries").

          (d) Section 4.2(d) of the Company Disclosure Schedule sets forth the allocation of the Closing Payment or Escrow Shares, as the case may be, among the Company Shareholders, and each Shareholder's Indemnification Obligation Percentage.

          (e) The shares of Purchaser Common Stock to be issued pursuant to this Section 4.2 (whether in the name of the Company or the shareholders of the Company) shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any such shares shall, until such time that the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise, if any):

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD OR TRANSFERRED UNLESS SO REGISTERED OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

     4.3  Registration Rights.  Purchaser shall use commercially reasonable
          -------------------
efforts (A) as soon as practicable after the Closing Date, to register with the SEC on a registration statement on Form S-3 all of the shares of Purchaser Common Stock distributed to the holders of the Series A Preferred Stock of the Company on the record date set by the Company's Board of Directors for determining those Shareholders entitled to such distribution and (B) to cause such registration statement to remain effective until the first anniversary of the date of the Distribution (the "Public Registration"); provided that such Company shareholders furnish Purchaser and its counsel with all information required by law or otherwise, in connection with the Public Registration. Purchaser shall only be obligated to make such Public Registration upon Form S-3, if it is available to the Purchaser at the time of such Public Registration.

     Notwithstanding anything herein to the contrary, Purchaser shall not in any event be required to include in the Public Registration any shares that can then be sold (and are not subject to the volume limits) pursuant to Rule 144 under the Securities Act without registration under the Securities Act and any Escrow Shares. Each such Company shareholder shall be responsible for his pro rata share of any fees, disbursements and expenses of any counsel for such Company shareholders. Purchaser shall be responsible for all other expenses incurred in connection with the Public Registration, including printer's and accounting fees and the fees, disbursements and expenses of counsel for Purchaser.

     Notwithstanding the foregoing, the Purchaser shall not be obligated to take any action pursuant to this Section 4.3:

     (i) Following the filing of, and for 180 days immediately following the effective date of, any registration statement pertaining to securities of the Purchaser (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Purchaser is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

     (ii) If the Purchaser has effected two such registrations pursuant to this Section 4.3, and such registrations have been declared or ordered effective;

     (iii) Within twelve months after the Purchaser has effected such a registration pursuant to this Section 4.3, and such registration has been declared or ordered effective;

     (iv) If the Purchaser shall furnish to the Indemnification Committee a certificate signed by the President or Chief Executive Officer of the Purchaser
(i) giving notice of its bona fide intention to effect the filing of a registration statement with the Commission, or (ii) stating that, in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Purchaser or its shareholders for a registration statement to be filed in the near future, then the Purchaser's obligation to use its commercially reasonable efforts to file a registration statement shall be deferred one or more times for a period not to exceed 90 days, provided that the Purchaser may not exercise this deferral right more than twice per twelve-month period; or

     (v) With respect to any registration or exemption requirements in any non-U.S. jurisdiction in which a shareholder entitled to registration rights under this Section 4.3 is subject.

     4.4  Proration.  All assessments (other than in respect of Taxes) which are
          ---------
past due on the Assets will be paid by the Company on or before the Closing Date together with any penalty or interest thereon. Utility fees, classified telephone book advertising, all rental payments paid under the Leases, all payments under the Contracts and Other Agreements to be assumed by Purchaser hereunder and all other costs and expenses (other than Taxes) paid by the Company that relate directly to the day-to-day operation of the Business after the Closing Date and that will benefit Purchaser in its day-to-day operation of the Business, will be prorated and adjusted between Purchaser and the Company as of the Effective Time on a date of service basis.

     4.5  Adjustments.  If, between the date of this Agreement and the Effective
          -----------
Time, Purchaser effects a subdivision, split, exchange, combination or other readjustment to its outstanding Purchaser Common Stock, or a stock dividend thereon is declared with a record date within such period, the Purchase Price shall be correspondingly adjusted.

     4.6  Indemnification Committee.  In order to administer efficiently the
          -------------------------
determination of certain matters under this Agreement, including, without limitation, the pursuit of any rights or remedies hereunder and the defense and/or settlement of any claims for which the Shareholders may be required to indemnify Purchaser pursuant to Article XIII hereof, and by virtue of their approval of this Agreement, the Asset Sale, the Charter Amendment and the Dissolution, the Shareholders shall appoint pursuant to the terms of the Investor Representation Statements, Alex Kuo, Stephen Li and Joel Chou as an Indemnification Committee (the "Indemnification Committee") and by execution of this Agreement, each member of the Indemnification Committee so appointed hereby accepts such appointment.

                                   ARTICLE V

                                    CLOSING
                                    -------

     5.1  Time and Place.  Subject to the provisions of Section 14.1 and 14.2
          --------------
hereof as to termination of this Agreement without default, the Closing shall take place at the offices of Perkins Coie LLP, 1620 26/th/ Street, Sixth Floor, Santa Monica, California 90404 at 10:00 a.m. local time on the earliest practicable date after all of the conditions precedent to each party's obligations hereunder have been satisfied or waived or such other time and place as Purchaser and the Company mutually agree in writing; provided, however, that without the written consent of the Purchaser, the Closing shall not occur after May 31, 2001. Unless otherwise agreed to by all parties in writing, if the Closing occurs without the satisfaction of any condition precedent to any party's obligations hereunder, such condition shall, for all purposes hereunder, be deemed to have been waived.

     5.2  Company Deliveries at the Closing.
          ---------------------------------

          (a) The Company shall deliver to Purchaser, an assignment of Contracts and Other Agreements, Licenses and Permits included in the Assets, and a bill of sale and assignment covering the balance of the Assets, attached hereto, together with such other instruments of sale, transfer, conveyance, assignment and confirmation, and the Company shall take such further actions, as Purchaser may reasonably deem necessary or desirable in order to convey to Purchaser, and to confirm Purchaser's title to, all of the Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto;

          (b) The Company shall deliver all of the Books and Records to Purchaser;

          (c) The Company shall deliver an unaudited balance sheet as of a date within two weeks prior to the Closing Date and dated either as of (i) the end of a month, or (ii) the 15/th/ of a month, as the case may be (the "Closing Date Balance Sheet"); and

          (d) The Company shall deliver ten (10) Stock Assignments duly endorsed (with date and number of shares blank).

     5.3  Purchaser Deliveries at the Closing.
          -----------------------------------

          (a) Purchaser shall deliver to the Company, an Assumption Agreement, in the form of Exhibit D hereto.

          (b) Purchaser shall deliver to the Company a certificate, or certificates, representing 3,825,000 shares of Purchaser Common Stock.

                                  ARTICLE VI


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     The Company represents and warrants to Purchaser that, except as otherwise indicated on the Company Disclosure Schedule, as of the date hereof:

     6.1  Organization; Authority; Due Authorization.
          ------------------------------------------

          6.1.1  Organization and Good Standing.  The Company is a corporation
                 ------------------------------
duly organized, validly existing and in good standing under the Laws of the State of Texas; has all requisite power to own, lease and operate its assets and properties and to carry on the Business as it is currently conducted; and is and has been duly qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the Business or the location of its properties requires such qualification or licensing, except for such jurisdictions where the failure to so qualify or be licensed would not have a Company Material Adverse Effect. Section 6.1.1 of the Company Disclosure Schedule sets forth all jurisdictions in which the Company is qualified or licensed to do business as a foreign corporation.

          6.1.2  Authority to Execute and Perform Agreements.  The Company has
                 -------------------------------------------
all requisite power, authority and approvals required to enter into, execute and deliver this Agreement and all of the other Company Documents and to perform fully the Company's obligations hereunder and thereunder.

          6.1.3  Due Authorization; Enforceability.  The Company has taken all
                 ---------------------------------
actions necessary to authorize it to enter into and perform fully its obligations under this Agreement and all of the other Company Documents and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, the other Company Documents will be, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

          6.1.4  Prior Actions Duly Authorized.  All actions taken by the
                 -----------------------------
Company prior to the date hereof which required the approval of the board of directors of the Company or the shareholders of the Company under applicable Law or under the Articles of Incorporation or Bylaws of the Company, were duly authorized by the board of directors and the shareholders of the Company, respectively.

     6.2  Capitalization.
          --------------

          6.2.1 The authorized capital stock of the Company consists of 50,000,000 shares (the "Company Capital Stock"), of which 30,000,000 are shares of common stock, each par value $0.10 per share ("Company Common Stock"), and 20,000,000 are shares of preferred stock, without par value ("Company Preferred Stock"), of which 12,000,000 shares have been designated as Series A Preferred Stock ("Company Series A Stock") and no other series has been designated. On the record date fixed by the Company's board of directors for the purpose of determining shareholders entitled to vote or consent to this Agreement, the Asset Sale, the Charter Amendment and the Dissolution and as of the date hereof, there are 5,000,000 shares of Company Common Stock and 2,068,000 shares of Company Series A Stock issued and outstanding. The issued and outstanding shares of Company Common Stock and Company Series A Stock are held of record by the Shareholders as set forth and identified on Schedule 6.2.1 of the Company Disclosure Schedule, and that schedule lists each Shareholder's state, and if not in the United States, country of residence opposite that Shareholder's name. All issued and outstanding shares of Company Common Stock and Company Series A Stock are duly authorized, validly issued, fully paid, nonassessable and, except as set forth in Section 6.2.1 of the Company Disclosure Schedule, all such shares are free of preemptive rights, repurchase rights, or rights of first refusal created by applicable law, the Company's Articles of Incorporation or bylaws or any agreement by which the Company is a party or is bound.

          6.2.2 Except as set forth in Section 6.2.2 of the Company Disclosure Schedule and the foregoing 5,000,000 shares of Company Common Stock and 2,068,000 shares of Company Series A Stock, there are not as of the date hereof, and at all times hereafter through the Effective Time there will not be, (i) any shares of capital stock or other securities or other equity interests of the Company issued or outstanding, (ii) any options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer, sell or vote any shares of its capital stock or (iii) any other securities or any commitment obligating the Company to issue any other securities convertible into, exchangeable for or evidencing the right to subscribe for any such shares. Except as set forth in Section 6.2.2 of the Company Disclosure Schedule, to the knowledge of the Company, each Shareholder (and any other Person who shall be a recipient of the Distribution) is an "accredited investor" as defined in Rule 502 promulgated under the Securities Act.

          6.2.3 No outstanding shares of Company Common Stock or Company Preferred Stock have ever been subdivided (by stock split, stock dividend or otherwise) into a greater number of shares, and none have ever been combined (by reclassification or otherwise) into a lesser number of shares, nor has the Company made any commitments or promises (whether oral or written) to any Person to effect any such subdivision or combination.

     6.3  Subsidiaries.  Except as set forth in Section 6.3 of the Company
          ------------
Disclosure Schedule, the Company has no subsidiaries nor does it have any interest in any partnership, joint venture or other Person. The Company purchased shares of ANDA Networks in consideration of the payment by the Company of cash.

     6.4  No Violation.  Except as disclosed in Section 6.4 of the Company
          ------------
Disclosure Schedule, neither the execution or delivery by the Company of this Agreement or the Company Documents nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation, bylaws or other charter documents of the Company; (b) violate, or constitute a default under, permit the termination or acceleration of the maturity of, or cause the loss of any rights or options under, any contract or agreement to which the Company or any of its properties is subject or bound; (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any Authority or any party to any Material Contract; (d) result in the creation or imposition of any Lien or Other Encumbrance upon any Assets which is of a character not permitted by Section 6.5 below; or (e) violate any Law or Order to which the Company or any of its properties is subject.

     6.5  Regulatory Approvals and Other Consents.  Section 6.5 of the Company
          ---------------------------------------
Disclosure Schedule sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Articles of Incorporation, bylaws, or other charter document of the Company, whether prescribed by Law or Order or whether required pursuant to the terms of any Material Contract, which must be obtained from any Authority or Person or which must otherwise be satisfied by the Company in order that (a) the execution or delivery by the Company of this Agreement or any of the Company Documents and (b) the consummation of the transactions contemplated herein or therein will not cause any breach of the representations and warranties contained in Section 6.4.

     6.6  Financial Condition.
          -------------------

          6.6.1  Financial Statements.  The Company has heretofore delivered to
                 --------------------
Purchaser true, correct and complete copies of the unaudited balance sheet, statement of operations, statement of shareholder's equity and statement of cash flows of the Company for the year ended December 31, 2000 and related notes and the unaudited balance sheet and statement of operations of the Company for the three months ended March 31, 2001 (the "Current Balance Sheet," and together with the Closing Date Balance Sheet and all of the foregoing financial statements to be collectively referred to as the "Financial Statements"). The Financial Statements subject, in the case of interim financial statements, to normal year end adjustments and procedures previously taken by the Company at year end, and absent notes to such interim financial statements (a) were prepared in accordance with the books and records of the Company; (b) were prepared in accordance with GAAP, applied on a basis consistent with past practices of the Company throughout the periods involved; (c) fairly present the Company's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's financial condition and the results of its operations for the periods covered by said financial statements; (e) contain and reflect adequate reserves for all reasonably anticipated liabilities (including, without limitation, for all Taxes with respect to the period then ended and all prior periods); and (f) with respect to contracts and commitments for the sale of goods or the provision of services by the Company, contain and reflect adequate reserves for all reasonably anticipated losses and costs and expenses in excess of expected receipts.

          6.6.2   No Undisclosed Liabilities.
                  --------------------------

          (a) Except for (i) those liabilities specifically reflected or reserved against in the Financial Statements, (ii) those current liabilities for trade or Business obligations incurred since March 31, 2001 in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practices (none of which is, individually or in the aggregate, in excess of $10,000 and none of which is for breach of contract, breach of warranty, tort or infringement), (iii) those liabilities arising under any Material Contract (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), (iv) those liabilities otherwise disclosed in Section 6.6.2 of the Company Disclosure Schedule (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), or (v) the Excluded Liabilities, the Company has not, as of the date hereof, incurred any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which individually, or in the aggregate, could have a Company Material Adverse Effect.

          6.6.3   Customers.  Set forth in Section 6.6.3 of the Company
                  ---------
Disclosure Schedule is a list of all of the customers of the Company.

          6.6.4   Absence of Certain Changes.  Except as indicated in Section
                  --------------------------
6.6.4 of the Company Disclosure Schedule, since the Balance Sheet Date, the Company has conducted the Business only in the ordinary course consistent with past practices and has not:

          (a) suffered any change, event or condition which, in any case or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect;

          (b) suffered any destruction, damage to or loss of any asset (whether or not covered by insurance) which could reasonably be expected to have a Company Material Adverse Effect;

          (c) incurred any obligation or liability or taken property subject to any liability, whether absolute, accrued, contingent or otherwise and whether due or to become due, except current liabilities for trade or Business obligations incurred since the Balance Sheet Date in connection with the purchase of goods or services in the ordinary course of the Business and consistent with prior practices that resulted in a Company Material Adverse Effect;

          (d) mortgaged, pledged or subjected to any Lien or Other Encumbrance any of its material (individually or in the aggregate) property or assets, tangible or intangible;

          (e) sold, transferred, leased to others or otherwise disposed of any of its assets, tangible or intangible, except for inventory or equipment sold, leased or disposed of in the ordinary course of the Business consistent with past practices or immaterial amounts of other tangible personal property not required by the Business as it is currently conducted;

          (f) amended or terminated any Material Contract or any License or Permit or received any written or oral notification of termination or modification of any of the same;

          (g) declared or made any payment of dividends or other distribution to any of its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities (other than the repurchase of securities from employees upon termination of their employment with the Company);

          (h) encountered any labor union organizing activity, suffered any actual or Threatened employee strikes, work stoppages, slow-downs or lock-outs, or any change in its relations with its employees, agents, customers or suppliers or suffered any actual or Threatened wrongful discharge or other unlawful labor practice action or proceeding;

          (i) made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman, distributor, consultant or agent of the Company;

          (j) changed its accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) or revalued any of its assets;

          (k) entered into any material transaction, contract or commitment other than in the ordinary course of the Business; or

          (l) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (k) above.

    6.7   Tax Matters.  Except as indicated in Section 6.7 of the Company
          -----------
Disclosure Schedule:

          (a) the Company has filed all material Tax Returns which the Company is required to file for fiscal 2000 and all prior periods, has paid or provided for all Taxes shown thereon to be due and owing by it and has paid or provided for all other assessments of Taxes, interest or penalties owed by it; no taxing Authority has asserted, nor to the Company's knowledge does there exist a factual basis for any taxing Authority to assert any claim for the assessment of any additional Taxes with respect to any periods covered by any such Tax Returns; all Taxes that are required to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper taxing Authority or properly segregated or deposited as required by Law;

          (b) each Tax Return filed by the Company is complete and correct in all material respects. The provisions for Taxes payable reflected in the Financial Statements are fully adequate and to cover all unpaid Taxes, whether or not shown as due on any Tax Return;

          (c) no audit of any Tax Return of the Company is in progress or Threatened;

          (d) no extensions of time with respect to any date on which any Tax Return was or is to be filed by the Company is in force;

          (e) the Company has not waived or extended any applicable statute of limitations relating to the assessment of any Taxes;

          (f) no issues have been raised with the Company by any taxing Authority that are currently pending in connection with any Tax Returns;

          (g) the Company has not filed a consent pursuant to Section 341(f) of the Code nor has the Company agreed to have Section 341(f)(2) of the Code applied to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code);

          (h) the Company has delivered or made available to Purchaser true and correct copies of all federal and state income Tax Returns of the Company filed by the Company since its incorporation;

          (i) the Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and

          (j) the Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code (or any similar provision of state, local or foreign law).

    6.8   Compliance with Laws; Governmental Matters.
          ------------------------------------------

          6.8.1  General.  The Company has complied in all material respects
                 -------
with, and is now in compliance in all material respects with, all Laws and Orders, including, without limitation, all Federal and state securities Laws and all Environmental Laws and Orders, applicable to the Company, and no capital expenditures by Purchaser will be required in order to insure continued compliance therewith. Section 6.8.1 of the Company Disclosure Schedule sets forth each License and Permit, together with its date of expiration and a brief description of its material terms. Except for the Licenses and Permits already held by the Company as disclosed in Section 6.8.1 of the Company Disclosure Schedule, no other franchise, license, permit, Order or approval of any Authority is material to or necessary for the conduct of the Business of the Company as it is currently conducted. Each License and Permit is in full force and effect; the Company is in material compliance with each thereof, no violations are or have been recorded by any Authority in respect of any thereof, and no proceeding is pending or Threatened, to revoke, amend or limit any thereof. Except as disclosed in Section 6.8.1 of the Company Disclosure Schedule, there are no pending or, to the Knowledge of the Company, Threatened proceedings by or before any Authority which involve new special assessments, assessment districts, bonds, Taxes, condemnation actions, Laws or Orders or similar matters which, if instituted, could reasonably be expected to have a Company Material Adverse Effect.

          6.8.2  Environmental and Industrial Hygiene Compliance.  Except as
                 -----------------------------------------------
disclosed in Section 6.8.2 of the Company Disclosure Schedule, to the Company's Knowledge (i) none of the real properties it currently owns, leases or otherwise occupies has been or is now in violation of any applicable Environmental Laws or Orders; and (ii) no third party has, prior to the date hereof, used, generated, manufactured, stored or disposed of on, under or about such real properties or transported to or from such real properties, any flammable explosives, radioactive materials, hazardous wastes, toxic substances or related materials. The Company has not ever used, and does not currently use, any hazardous materials in conducting its Business. For the purpose of this Section 6.8.2, hazardous materials shall include but not be limited to substances now or at any time hereafter defined as "hazardous substances," "hazardous materials," or "toxic substances" in CERCLA; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq. or RCRA, as the same may be amended from time to time, or in the regulations adopted and publications promulgated pursuant to said Laws from time to time.

    6.9   Litigation.  Section 6.9 of the Company Disclosure Schedule sets forth
          ----------
an accurate and complete description of every pending, or to the Knowledge of the Company Threatened, adverse claim, dispute, governmental investigation, suit, action (including, without limitation, nonjudicial real or personal property foreclosure actions), arbitration, legal, administrative or other proceeding of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against the Company. Except as described in Section 6.9 of the Company Disclosure Schedule, no claims have ever been made against the Company with respect to the business relating to products liability, and no current product of the Business has given rise to warranty claims and/or returns in excess of $1,000 in any fiscal year. The Company has delivered or made available to Purchaser copies of all relevant court papers and other documents relating to the matters referred to in Section 6.9 of the Company Disclosure Schedule. Except as disclosed in Section 6.9 of the Company Disclosure Schedule:

          (a) the Company is not in default with respect to any Order by which it is bound or to which its property is subject and there exists no Order enjoining or requiring the Company to take any action of any kind with respect to the Business; and

          (b) neither the Company nor any officer or employee of the Company, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the Business, operations or properties of the Company except as would not have a Company Material Adverse Effect.

    6.10  Property of the Company.
          -----------------------

          6.10.1  Real Property.  The Company (or the LLC) does not own, lease
                  -------------
or sublease any real property or any interest in real property other than the real property leases described in Section 6.10.1 of the Company Disclosure Schedule (the "Leases"), which Leases constitute the only real property used in the operations of the Business. The Leases are legal, valid, binding and enforceable by the Company (or LLC), and are in full force and effect and afford the Company peaceful and undisturbed possession of the subject matter of the leases. The Company has delivered to Purchaser correct and complete copies of the Leases (each, as amended to date). Except as set forth on Section 6.10.1 of the Company Disclosure Schedule, all rights of the Company or the LLC (as the case may be) under the Leases are owned free and clear of any Lien, and each of the Company or the LLC (as the case may be) has fulfilled in all material respects, all obligations required pursuant to such Lease to have been performed by it and no claims have been made in writing for breach or indemnification nor have any notices been given of a material default or termination under any such Lease. To the Company's knowledge, the improvements and systems located on the Premises are in good repair and condition in all material respects, normal wear and tear excepted.

          6.10.2  Tangible Personal Property.  Section 6.10.2 of the Company
                  --------------------------
Disclosure Schedule sets forth all items of tangible personal property owned or leased by the Company as of March 31, 2001. Except as set forth on Schedule 6.10.2, the Company has good and marketable title to each item of the tangible personal property owned by it, free and clear of all Liens and Other Encumbrances except for Permitted Liens. The Company owns or has rights to use all assets (tangible and intangible) necessary to permit it to conduct the Business as it is currently being conducted. The LLC does not own or have any right to use any of the assets used in the conduct of the Business as currently being conducted. All equipment included in such properties that is necessary to the Business is in good condition and repair, ordinary wear and tear excepted, and all leases of personal property to which the Company is a party are, to the Knowledge of the Company, in full force and effect and afford the Company peaceful and undisturbed possession of the subject matter of the lease.

          6.10.3  Company Intellectual Property.
                  -----------------------------

                    (a)    Intellectual Property. Section 6.10.3(a) of the
                           ---------------------
Company Disclosure Schedule sets forth all patents, trademarks (with separate listings of registered and unregistered trademarks), service marks, trade names, logos, Internet domain names, corporate names, registered copyrights and all applications and registration statements therefor of the Company other than the Company's proprietary software, which is set forth on Section 6.10.3(c) of the Company Disclosure Schedule. The Company owns, or is licensed to, or otherwise has, the right to use the Intellectual Property that is required for the conduct of the Business as it is currently conducted. Except as set forth on Section 6.10.3(a) of the Company Disclosure Schedule, the Company's use of its Intellectual Property does not, and to its knowledge, the Company's use of the Intellectual Property of others does not, interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any patent, trademark, service mark, trade name, domain name, copyright or other proprietary right of third parties, and no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Company, Threatened claiming such infringement. Except as set forth on Section 6.10.3(a) of the Company Disclosure Schedule, the Company has not licensed or encumbered any of its Intellectual Property to any third party, nor have any other distribution rights been granted by the Company to a third party. Except as set forth on Section 6.10.3(a) of the Company Disclosure Schedule, the Company has not entered into any other agreements whereby the Company has been appointed as a distributor or licensee of any products, patents or trademarks owned by a third party, except for the Licensed Software (as defined in Section 6.10.3(c)). Except as set forth on
Section 6.10.3(a) of the Company Disclosure Schedule, the Company has not entered into any agreement which restricts the use and/or location of use of any of the Intellectual Property. The Company is not in material breach of any agreement set forth in Section 6.10.3(a) of the Company Disclosure Schedule, nor have any claims with respect to any agreement been asserted nor is there any litigation pending or, to the Knowledge of the Company, Threatened claiming any such breach, nor have any claims been asserted that any of the terms and conditions of such agreements violate the laws of any jurisdiction or treaty. Except as set forth in Section 6.10.3 of the Company Disclosure Schedule, all of the Company's past and present employees have executed and delivered to the Company the Employee Confidentiality and Nondisclosure

Agreement attached hereto as Exhibit E-1. Except as provided in Section 6.10.3(a) of the Company Disclosure Schedule, the Company has used reasonable efforts to protect its rights in and to maintain the secrecy of its trade secrets and other proprietary rights and information.

                    (b)    Proprietary Information of Third Parties. To the
                           ----------------------------------------
Knowledge of the Company, no third party has claimed or has reason to claim that any Person employed by, or serving as an independent contractor of, the Company has (i) violated or may be violating any terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party,
(ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Knowledge of the Company, no person employed by or serving as an independent contractor of the Company has employed or proposed to employ any trade secret or any information or documentation proprietary to any former employer, and to the Knowledge of the Company, no person employed by, or serving as an independent contractor of, the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any proprietary software or other product or proposed product for the development or sale of any service or proposed service of the Company, and the Company has no reason to believe that there will be any such employment or violation. To the Knowledge of the Company, neither the execution nor delivery of this Agreement or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company, or the conduct or proposed conduct of the business of the Company, will conflict with or result in the material breach of the terms, conditions or provisions of or constitute a default under any agreement, covenant or instrument under which any such Person is obligated.

                    (c)    Software.  Section 6.10.3(c) of the Company
                           --------
Disclosure Schedule contains a complete and accurate list of all proprietary software that the Company has marketed or licensed to third parties as owned by or proprietary to the Company (the "Owned Software"). Except as set forth on
Section 6.10.3(c) of the Company Disclosure Schedule, the Company has title to the Owned Software, free and clear of all Liens or Other Encumbrances, including claims or rights of employees, agents, consultants, investors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such Owned Software. Except as set forth on Section 6.10.3(c) of the Company Disclosure Schedule, and except for commercially available, over-the-counter "shrink-wrap" software, hardware and host-system operating software utilized by the customers of the Company, the Owned Software is not dependent on any Licensed Software (as defined below) in order to operate fully in the manner in which it is intended and in which it is presently being used. No Owned Software has been published or disclosed to any other parties except pursuant to agreements requiring such other parties to keep the Owned Software confidential. To the Knowledge of the Company, no such other party has breached any such obligation of confidentiality. Section 6.10.3(c) of the Company Disclosure Schedule contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Company is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software" and together with the Owned Software, referred to collectively as the "Company Software"). Except as disclosed on Section 6.10.3(c) of the Company Disclosure Schedule, the Company is in material compliance with all applicable provisions of such agreements, and such instances of non-compliance disclosed on Section 6.10.3(c) of the Company Disclosure Schedule would not reasonably be expected to, in the aggregate, have a Company Material Adverse Effect. Except as disclosed on
Section 6.10.3(c) of the Company Disclosure Schedule, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software by the Company. Section 6.10.3(c) of the Company Disclosure Schedule states with respect to any items disclosed thereon the duration of the applicable license. The Company has not published or disclosed any Licensed Software to any other party except in accordance with and as permitted by any license, lease or other similar agreement relating to the Licensed Software. No party to whom the Company has disclosed Licensed Software has, to the Knowledge of the Company, breached any obligation of confidentiality imposed on them by the Company relating thereto. The Company Software performs in all material respects accordance with the documentation and other written material used in connection with the Company Software and is free of any material defects in programming and operation, is in machine-readable form, contains all current revisions of such software, is suitable for the purposes used in all current operations of the business of the Company and includes all computer programs, materials, know-how and processes related to the Company Software. Upon the Closing, the Company will deliver to Purchaser complete and correct copies of all user and technical documentation related to the Owned Software (the "User and Technical Documentation"). The User and Technical Documentation describes the function, operation and design of the Owned Software in reasonable clarity. Except as disclosed on Section 6.10.3(c) of the Company Disclosure Schedule, the transactions contemplated herein will not cause a material breach or default under any licenses, leases or similar agreements relating to the Company Software or impair the Purchaser's ability to use the Company Software in the same manner as such Company Software is currently used by the Company. The Company's use of the Owned Software, and to its knowledge, its use of the Licensed Software, has not and does not infringe any intellectual property rights of any other person or entity, and, to the Knowledge of the Company, no other person or entity is infringing any Intellectual Property rights of the Company with respect to the Company Software. Except as set forth on Section 6.10.3(c) of the Company Disclosure Schedule, the Company does not have any obligation to compensate any person for the development, use, sale or exploitation of the Company Software nor has the Company granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Company Software, whether requiring the payment of royalties or not. Except as set forth on Section 6.10.3(c) of the Company Disclosure Schedule, the Company has kept secret and not disclosed the source code for the Company Software to any person or entity other than certain employees of the Company. Section 6.10.3(c) of the Company Disclosure Schedule sets forth all patents applied for and copyrights registered for any part of the Owned Software. Section 6.10.3(c) of the Company Disclosure Schedule lists and separately identifies all agreements pursuant to which the Company has been granted rights to market software owned by third parties, and Section 6.10.3(c) of the Company Disclosure Schedule lists and separately identifies all agreements pursuant to which the Company has granted marketing rights in the Owned Software to third parties. Neither the Company nor any employee or agent thereof has developed or assisted in the enhancement of the Company Software except for enhancements included in the Company Software as delivered to Purchaser pursuant hereto or the development of any program or product based on the Company Software or any part thereof. Section 6.10.3(c) of the Company Disclosure Schedule sets forth a list of all Persons that have provided the Company with contract programmers (other than employees of the Company), independent contractors and nonemployee agents who have performed, within the last two (2) years, computer programming services for the Company and identifies all agreements pursuant to which such services were performed. Other than as set forth in Section 6.10.3(c) of the Company Disclosure Schedule, the Owned Software was developed entirely by the employees of the Company during the time they were employees only of the Company and such Owned Software does not include any proprietary technology or inventions of the employees made prior to the time such employees became employees of the Company nor any Intellectual Property of any previous employer of such employee. The Company has not taken or failed to take any actions under the law of any foreign jurisdiction (other than the United States or any political subdivision thereof) where the Company has marketed or licensed Owned Software that would restrict or limit the ability of the Company to protect, or prevent it from protecting, its ownership interest in, confidentiality rights of, and rights to market, license, modify or enhance, the Owned Software.

    6.11  Agreements.  Section 6.11 of the Company Disclosure Schedule sets
          ----------
forth a true and correct list of all Contracts and Other Agreements (including leases) to which the Company is a party or by which its assets or property is bound (except Contracts and Other Agreements disclosed elsewhere in the Company Disclosure Schedule).

    Except as disclosed in Section 6.11 of the Company Disclosure Schedule, as of the date hereof:

          (a)     each Material Contract is in full force and effect;

          (b) the Company has not materially breached any provision of, nor is the Company in material default in any respect under the terms of any Material Contract and, to the Knowledge of the Company, no other contracting party to any Material Contract is now in breach thereof or has breached the same within the 12-month period prior to the date hereof;

          (c) to the Knowledge of the Company, no event has occurred or circumstance exists that, with or without notice or lapse of time (other than the scheduled expiration of any Material Contract), may contravene, conflict with or result in a material violation or breach of or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Material Contract; and

          (d) the Company has not given to or received from any other Person, at any time in the last 12 months, any notice or other communication (whether oral or written) regarding any attempt to cancel or terminate any Material Contract.

    6.12  Compliance With Labor Laws and Agreements.  Section 6.12 of the
          -----------------------------------------
Company Disclosure Schedule sets forth a true and current list of all Labor Agreements now in effect and a true and correct list of all current employees and former software programming or development personnel of the Company. Except as disclosed in Section 6.12 of the Company Disclosure Schedule, the Company has complied with all Labor Agreements and all applicable Laws and Orders (including compliance with COBRA and any applicable state law equivalent) relating to the employment of labor. No present or former employee, officer or director of the Company has given the Company notice of filing any claim against the Company relating to such person's employment or relationship with the Company. To the knowledge of the Company, no present or former employee, officer or director of the Company has any claim against, or has Threatened any claim against, the Company for any matter relating to such person's employment or relationship with the Company. Except as disclosed in Section 6.12 of the Company Disclosure Schedule, as of the date hereof, there is no:

          (a) unfair labor practice complaint against the Company pending before the National Labor Relations Board or any state or local Authority;

          (b) pending labor strike or other labor trouble affecting the Company;

          (c)     labor grievance pending against the Company;

          (d) pending representation question respecting the employees of the Company; or

          (e) pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company is a party.

    In addition, to the Knowledge of the Company: (i) none of the matters specified in clauses (a) through (e) above is Threatened against the Company;
(ii) no union organizing activities have taken place with respect to the Company; (iii) no basis exists for which a claim may be made under any collective bargaining agreement to which the Company is a party; and (iv) all executive officers of the Company are in good health.

    6.13  Employee Benefit Plans.
          ----------------------

          (a) Section 6.13(a) of the Company Disclosure Schedule contains a complete and accurate list of all employee benefit plans, funds, policies, programs, contracts, arrangements and payroll practices (including, without limitation, all "employee benefit plans," as defined in Section 3(3) of ERISA and all employment, consulting and personal services contracts (i) sponsored, maintained or contributed to by the Company or to which the Company is a party,
(ii) covering or benefiting any current or former officer, employee, agent, director or independent contractor of the Company (or any dependent or beneficiary of any such individual), or (iii) with respect to which the Company has (or could have) any obligation or liability (such plans, funds, policies, programs, contracts, arrangements, payroll practices and agreements are hereinafter referred to collectively as "Benefit Plans" and individually as a "Benefit Plan"). There has been no amendment, interpretation or other announcement (written or oral) by the Company or any other person relating to, or change in participation or coverage under, any Benefit Plan that, either alone or together with other such items or events, could increase the expense of maintaining the Benefit Plans above the level of expense incurred with respect thereto for the most recent fiscal year included in the Financial Statements. The Company does not have any agreement, arrangement, commitment or obligation, whether formal or informal, whether written or unwritten and whether legally binding or not, to create, enter into or contribute to any additional Benefit Plan, or to modify or amend any existing Benefit Plan (except to the extent necessary to comply with applicable law).

          (b) With respect to each Benefit Plan: (i) such Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all applicable requirements of all applicable laws, statutes, orders, rules and regulations, including, without limitation, ERISA, COBRA, HIPAA and the Code; (ii) the Company and all other persons and entities (including, without limitation, all fiduciaries of such Benefit Plan) have, at all times, properly performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with such Benefit Plan, including, without limitation, all notification obligations imposed by Section 4980B(f) of the Code and all fiduciary obligations imposed by ERISA; (iii) all reports, tax returns, information returns and other information relating to such Benefit Plan required to be filed with any governmental entity or agency have been accurately completed and timely and properly filed; (d) all notices, statements, reports and other disclosure required to be given or made to participants in such Benefit Plan or their beneficiaries have been accurately completed and timely and properly disclosed or provided, except as could not reasonably be expected to result in a liability to the Company; (e) no transaction or event has occurred or is threatened or about to occur (including any of the transactions contemplated in or by this Agreement) that constitutes or could constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code for which an exemption is not available; and
(f) the Company has not incurred, and, to the Company's knowledge, there exists no condition or set of circumstances in connection with which the Company, or Purchaser could incur, directly or indirectly, any liability or expense (except for routine contributions, benefit payments and administrative expenses) under ERISA, the Code or any other applicable law, statute, order, rule or regulation or pursuant to any indemnification or similar agreement with respect to such Benefit Plan.

          (c)     Each Benefit Plan that is intended to be qualified under
Section 401(a) of the Code is, and at all times since inception has been, so qualified and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each such Benefit Plan is the subject of an unrevoked favorable determination, opinion, notification or advisory letter from the IRS with respect to such Benefit Plan's qualified status under the Code, as amended by the Tax Reform Act of 1986 and all subsequent legislation, or has remaining a period of time under the Code or applicable Treasury regulations or IRS pronouncements in which to apply to the IRS for such a letter and to make any amendments necessary to obtain such a letter from the IRS. No fact exists or is reasonably expected by the Company to arise, that could adversely affect the qualification of any such Benefit Plan or the tax exemption of its related trust.

          (d) All contributions, premiums and other payments (including, without limitation, all employee salary deferrals) due or required to be paid to (or with respect to) each Benefit Plan for periods prior to the date hereof have been timely paid, or, if not yet due, have been accrued as a liability on the Financial Statements.

          (e) The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any multiemployer plan as defined in Section 3(37) or Section 4001(a)(3) of ERISA or 414(f) of the Code, any multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413(c) of the Code, any employee benefit plan, fund, program, contract or arrangement that is subject to

Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, or any voluntary employees' beneficiary association, as defined in Section 501(c)(9) of the Code.


            (f) Neither the Company nor any Benefit Plan provides or has any obligation to provide, offer or contribute toward the cost of post-employment or post-termination welfare benefits (within the meaning of Section 3(1) of ERISA) of any kind, including, without limitation, death and medical benefits, with respect to any current or former officer, employee, agent, director or independent contractor of the Company.

            (g) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's knowledge, threatened with respect to (or against the assets of) any Benefit Plan, nor, to the Company's knowledge, is there a basis for any such action, suit or claim. To the Company's knowledge, no Benefit Plan is currently under investigation, audit or review, directly or indirectly, by the IRS, the United States Department of Labor ("DOL") or any other governmental entity or agency, and, to the Company's knowledge, no such action is contemplated or under consideration by the IRS, the DOL or any other governmental entity or agency.

            (h) The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of persons, entities or organizations treated as a single employer under Section 414(o) of the Code.

     6.14   Insurance.  Section 6.14 of the Company Disclosure Schedule sets
            ---------
forth a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of the Company specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $1,000. Such policies and binders are in full force and effect and provide for coverage of all risks to which the Company is normally exposed and in compliance with all applicable Laws and Orders. The Company is not in default, nor has it ever been in default, with respect to any provision contained in any such policy or binder, and all claims thereunder have been filed in a timely fashion, other than claims, the failure of which to file, would not reasonably be expected to have a Company Material Adverse Effect on the Company. There are no outstanding unpaid claims under any such policy or binder. The Company has not received a notice of cancellation or non-renewal of any such policy or binder. The Company has never been refused any insurance with respect to its properties or operations, nor has its insurance coverage ever been limited.

     6.15   Potential Conflicts of Interest. Except as disclosed in Section
            -------------------------------
6.15 of the Company Disclosure Schedule and to the Company's Knowledge, no shareholder, officer, director or key employee of the Company or any Affiliate of any of the foregoing (a) holds a beneficial interest in any Contract or Other Agreement of the Company (other than stock options and other contracts, commitments or agreements between the Company and such Persons in their capacities as employees, officers or directors of the Company) or (b) owns, directly or indirectly, in whole or in part, any tangible or intangible personal property used by the Company in its Business.

     6.16   Certain Transactions. Except as disclosed in Section 6.16 of the
            --------------------
Company Disclosure Schedule, all purchases and sales or other transactions, if any, between the Company, on the one hand, and any shareholder, officer, director, key employee or Affiliate thereof, on the other hand, under which Purchaser will be bound after the Closing, have been made on the basis of prevailing market rates and terms such that from the perspective of the Company, all such transactions have been made on terms no less favorable than those which would have been available from unrelated third parties.

     6.17   Powers of Attorney and Suretyships. Except as disclosed in Section
            ----------------------------------
6.17 of the Company Disclosure Schedule, the Company has no general or specialpowers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other Person.

     6.18   Books and Records.
            -----------------

            6.18.1 The Company has heretofore furnished or made available to Purchaser for its examination the following, each of which is, and will be maintained so as to remain until the Closing, accurate and complete:

                       (a) copies of all permits, Orders and consents with respect to the Company and its securities issued by any administrative agency or governmental body regulating the issuance or transfer of such securities and all applications for such permits, Orders and consents; and

                       (b) copies of all agreements and documents referred to in the Company Disclosure Schedule.

     Section 6.18.1 of the Company Disclosure Schedule contains an accurate list of all of the incumbent officers and directors of the Company.

            6.18.2 Section 6.18.2 of the Company Disclosure Schedule sets forth a true and correct list of all Shareholders, the number of Shares held by each of them and all outstanding stock certificates issued by the Company. All other stock certificates which have ever been issued by the Company have been accounted for and cancelled.

     6.19   Banking Facilities. Section 6.19 of the Company Disclosure
            ------------------
Schedule contains a true and complete list of:

            (a) each bank, savings and loan or similar financial institution in which the Company has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company thereat; and

            (b) the names of all Persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such Person with respect thereto.

     6.20   Information. None of the information supplied by the Company
            -----------
specifically for inclusion or incorporation by reference in the PPM will contain when mailed to the Shareholders any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.21  Insolvency. The Company (i) is not insolvent (as defined in the
           ----------
United States Bankruptcy Code of 1978, as amended) nor will it be rendered insolvent by the transactions contemplated by this Agreement, and (ii) following the consummation of the transactions contemplated by this Agreement (A) property remaining with the Company will not constitute unreasonably small capital, and
(B) the Company will have the ability to pay its debts as they mature.

     6.22  Bulk Transfer Laws.  The principal business of the Company does not
           ------------------
involve the sale of inventory and accordingly, no bulk sales laws are applicable to the transactions contemplated by this Agreement.

     6.23  Full Disclosure. No representation, warranty or statement of the
           ---------------
Company set forth in this Agreement or in any other Company Document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make such representation, warranty or statement not misleading.

                                  ARTICLE VII

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Purchaser represents and warrants to the Company that except as otherwise indicated on the Purchaser Disclosure Schedule as of the date hereof:

     7.1  Organization and Good Standing. Purchaser is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on the business, operations or financial condition of Purchaser taken as a whole. Purchaser has heretofore delivered to the Company accurate and complete copies of Purchaser's Articles of Incorporation and bylaws, as currently in effect.

     7.2  Capitalization.  The authorized capital stock of Purchaser consists of
          --------------
102,000,000 shares, of which 100,000,000 are shares of common stock, each par value $0.01 per share, and 2,000,000 are shares of preferred stock, each par value $0.01 per share. All Purchaser Shares, when issued, (a) will have been duly authorized and validly issued and (b) will be fully paid and nonassessable. None of the Purchaser Shares will, when issued, have been issued in breach or violation of any applicable statutory or contractual preemptive rights, or any other rights of any kind (including any rights of first offer or refusal), of any Person under any agreement to which Purchaser is a party or the terms of any then outstanding options, warrants or other rights it has issued to acquire shares of the Purchaser's capital stock.

     7.3  Authority to Execute and Perform Agreements. Purchaser has all
          -------------------------------------------
requisite power, authority and approval required to enter into, execute and deliver this Agreement and the other Closing Documents to which it is a party and to perform fully its obligations hereunder and thereunder.

     7.4  Due Authorization. Purchaser has taken all actions necessary to
          -----------------
authorize it to enter into and perform its obligations under this Agreement and all other Closing Documents to which it is a party and to consummate the transactions contemplated herein and therein. This Agreement is, and as of the Closing Date, all other Closing Documents to which it is a party will be, the legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms.

     7.5  No Violation. Neither the execution and delivery of this Agreement and
          ------------

all other Closing Documents to which Purchaser is a party nor the consummation of the transactions contemplated herein and therein will (a) violate any provision of the Articles of Incorporation, or bylaws or other charter documents of Purchaser; (b) violate, conflict with, or constitute a default or permit the termination or acceleration of the maturity of or cause the loss of any rights or options under any material contract or other agreement or other instrument to which Purchaser is a party or by which its property is subject or bound; (c) require the authorization, consent or approval of, exemption or any action by any party to any material contract or other agreement to which it is a party by which it or its property is bound; or (d) violate any Laws or Orders to which it or its property is subject.

     7.6  Regulatory Approvals. Section 7.6 of the Purchaser Disclosure Schedule
          --------------------
sets forth a complete and accurate description of each consent, approval, authorization, notice, filing, exemption or other requirement, whether prescribed by the Articles of Incorporation, bylaws, or other charter document of the Purchaser, whether prescribed by Law or Order or whether required pursuant to the terms of any material contract, agreement, or other legally binding arrangement entered into by or binding upon the Purchaser, which must be obtained from any Authority or Person or which must otherwise be satisfied by the Purchaser in order that (a) the execution or delivery by the Purchaser of this Agreement or any of the Purchaser Documents and (b) the consummation of the transactions contemplated herein or therein will not cause any breach of the representations and warranties contained in Section 7.5.

     7.7  No Broker. No broker or finder has acted for Purchaser in connection
          ---------
with this Agreement or the transactions contemplated herein, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based in any way upon agreements, arrangements or understandings made by or on behalf of it.

     7.8  Information. None of the information contained in the PPM except for
          -----------
information supplied by the Company or its advisors specifically for inclusion or incorporation by reference in the PPM, will contain when mailed to the Shareholders any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     7.9  Reports. Purchaser has filed all required forms, reports and documents
          -------
with the SEC since March 31, 1998 (collectively, the "SEC Reports"), all of which have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. None of such SEC Reports, including without limitation any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents the consolidated financial condition of Purchaser and its subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein fairly present the results of operations of Purchaser and its subsidiaries for the respective periods covered thereby, except, in the case of interim financial statements, for year-end adjustments and procedures previously taken by Purchaser at year end, and the absence of notes thereto. Each of the financial statements (including the related notes) included in the SEC Reports has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein.

     7.10  No Default.  Except as set forth in Section 7.10 of the Purchaser
           ----------
Disclosure Schedule, neither Purchaser nor any of its subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a material default or violation) of any term, condition or provision of (i) its charter or its bylaws, (ii) any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Purchaser or any of its subsidiaries is a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of its subsidiaries, which defaults or violations would, in the aggregate, have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries taken as a whole or which would prevent or delay the consummation of the transactions contemplated hereby.

     7.11  Litigation. Except as disclosed in the SEC Reports or in Section 7.11
           ----------
of the Purchaser Disclosure Schedule, there is no action, suit, proceeding, or, to the best knowledge of Purchaser, investigation pending or, to the best knowledge of Purchaser, threatened by or which specifically names Purchaser or any of its subsidiaries, at law or in equity, or before any Governmental Entity which in the aggregate are reasonably likely to have a material adverse effect on the business, operations or financial condition of Purchaser and its subsidiaries taken as a whole.

     7.12  Intellectual Property.
           ---------------------

                    (a)  Intellectual Property. To the Purchaser's Knowledge,
                         ---------------------
Purchaser owns, or is licensed to, or otherwise has, the right to use the Intellectual Property that is required for the conduct of the Purchaser's business as it is currently conducted. Except as set forth on Section 7.12(a) of the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, the Purchaser's use of its Intellectual Property (excluding the e*ORB product), did not ever and does not, and to its knowledge, the Purchaser's use of the Intellectual Property of others (excluding the e*ORB product), did not ever and does not, interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any patent, trademark, service mark, trade name, domain name, copyright or other proprietary right of third parties, and to the Purchaser's Knowledge no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Purchaser, Threatened claiming such infringement. Except as set forth on Section 7.12(a) of the Purchaser Disclosure Schedule, the Purchaser's use of the e*ORB product, did not ever and does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any patent, trademark, service mark, trade name, domain name, copyright or other proprietary right of third parties, and no claims have been asserted, nor is there any litigation pending or, to the Knowledge of the Purchaser, Threatened claiming such infringement. Except as set forth in Section 7.12(a) the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, all of the Purchaser's past and present employees have executed and delivered to the Purchaser the Employee Confidentiality and Nondisclosure Agreement attached hereto as Exhibit E-2. Except as provided in Section 7.12(a) of the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, the Purchaser has used reasonable efforts to protect its rights in and to maintain the secrecy of its trade secrets and other proprietary rights and information.

                    (b)  Proprietary Information of Third Parties. To the
                         ----------------------------------------
Knowledge of the Purchaser, no third party has claimed or has reason to claim that any Person employed by, or serving as an independent contractor of, the Purchaser has (i) violated or may be violating any terms or conditions of his or her employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or
(iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. To the Knowledge of the Purchaser, no person employed by or serving as an independent contractor of the Purchaser has employed or proposed to employ any trade secret or any information or documentation proprietary to any former employer, and to the Knowledge of the Purchaser, no person employed by, or serving as an independent contractor of, the Purchaser has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any proprietary software or other product or proposed product for the development or sale of any service or proposed service of the Purchaser, and the Purchaser has no reason to believe that there will be any such employment or violation. To the Knowledge of the Purchaser, neither the execution nor delivery of this Agreement or the carrying on of the business of the Purchaser as officers, employees or agents by any officer, director or key employee of the Purchaser, or the conduct or proposed conduct of the business of the Purchaser, will conflict with or result in the material breach of the terms, conditions or provisions of or constitute a default under any agreement, covenant or instrument under which any such Person is obligated.

                    (c)  Software. Except as set forth on Section 7.12(c) of the
                         --------
Purchaser Disclosure Schedule, to the Purchaser's Knowledge, the Purchaser has title to all proprietary software that the Purchaser has marketed or licensed to third parties as owned by or proprietary to the Purchaser (the "Purchaser Owned Software"), free and clear of all Liens or

Other Encumbrances, including claims or rights of employees, agents, consultants, investors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such Purchaser Owned Software. Except as set forth on Section 7.12(c) of the Purchaser Disclosure Schedule, and except for commercially available, over-the-counter "shrink-wrap" software, hardware and host-system operating software utilized by the customers of the Purchaser, to the Purchaser's Knowledge, the Purchaser Owned Software is not dependent on any software (other than commercially available over-the-counter "shrink-wrap" software) under which the Purchaser is a licensee, lessee or otherwise has obtained the right to use (the "Purchaser Licensed Software" and together with the Purchaser Owned Software, referred to collectively as the "Purchaser Software") in order to operate fully in the manner in which it is intended and in which it is presently being used. To the Purchaser's Knowledge, no Purchaser Owned Software has been published or disclosed to any other parties except pursuant to agreements requiring such other parties to keep the Purchaser Owned Software confidential. To the Knowledge of the Purchaser, no such other party has breached any such obligation of confidentiality. Except as disclosed on Section 7.12(c) of the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, the Purchaser is in material compliance with all applicable provisions of agreements providing Purchaser with the right to use the Purchaser Licensed Software, and such instances of non-compliance disclosed on Section 7.12(c) of the Purchaser Disclosure Schedule would not reasonably be expected to, in the aggregate, have a Purchaser Material Adverse Effect. To the Purchaser's Knowledge, Section 7.12(c) of the Purchaser Disclosure Schedule states with respect to any items disclosed thereon the duration of the applicable license. To the Purchaser's Knowledge, the Purchaser has not published or disclosed any Purchaser Licensed Software to any other party except in accordance with and as permitted by any license, lease or other similar agreement relating to the Purchaser Licensed Software. No party to whom the Purchaser has disclosed Purchaser Licensed Software has, to the Knowledge of the Purchaser, breached any obligation of confidentiality imposed on them by the Purchaser relating thereto. To the Purchaser's Knowledge, the Purchaser Software performs in all material respects accordance with the documentation and other written material used in connection with the Purchaser Software and is free of any material defects in programming and operation, is in machine-readable form, contains all current revisions of such software, is suitable for the purposes used in all current operations of the business of the Purchaser and includes all computer programs, materials, know-how and processes related to the Purchaser Software. Except as disclosed on Section 7.12(c) of the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, the transactions contemplated herein will not cause a material breach or default under any licenses, leases or similar agreements relating to the Purchaser Software or impair the Purchaser's ability to use the Purchaser Software in the same manner as such Purchaser Software is currently used by the Purchaser. To the Purchaser's Knowledge, the Purchaser's use of the Purchaser Owned Software, and its use of the Purchaser Licensed Software, has not and does not infringe any intellectual property rights of any other person or entity, and, to the Knowledge of the Purchaser, no other person or entity is infringing any Intellectual Property rights of the Purchaser with respect to the Purchaser Software. Other than as set forth in
Section 7.12(c) of the Purchaser Disclosure Schedule, to the Purchaser's Knowledge, the Purchaser Owned Software was developed entirely by the employees of the Purchaser during the time they were employees only of the Purchaser and to the Purchaser's Knowledge, such Purchaser Owned Software does not include any proprietary technology or inventions of the employees made prior to the time such employees became employees of the Purchaser nor any Intellectual Property of any previous employer of such employee. To the Purchaser's Knowledge, the Purchaser has not taken or failed to take any actions under the law of any foreign jurisdiction (other than the United States or any political subdivision thereof) where the Purchaser has marketed or licensed Purchaser Owned Software that would restrict or limit the ability of the Purchaser to protect, or prevent it from protecting, its ownership interest in, confidentiality rights of, and rights to market, license, modify or enhance, the Purchaser Owned Software.

     7.13  President and Chief Financial Officer. Cyrus D. Irani is the
           -------------------------------------
President, Chief Executive Officer and a director of Purchaser and Craig S. Scott is the Vice President, Finance and Administration, and Chief Financial Officer of Purchaser.

     7.14  Change in Control. Purchaser is not a party to any agreement pursuant
           -----------------
to which Purchaser may be acquired by a third party.

     7.15  Listing on Nasdaq National Market or Securities Exchange. The
           --------------------------------------------------------
Purchaser is in compliance in all material respects with all listing requirements applicable to companies listed on Nasdaq and has no reason to believe that it will for any reason cease to be in compliance in all material respects with such requirements at any time (or for any period) prior to the Effective Time. Furthermore, the Purchaser has not received any correspondence, notice or other documentation from the Nasdaq National Market or any other exchange listing agency regarding the delisting of the common stock of the Purchaser from Nasdaq or any other securities exchange.

                                 ARTICLE VIII


                    COVENANTS AND AGREEMENTS OF THE PARTIES
                    ---------------------------------------
                        EFFECTIVE PRIOR TO THE CLOSING
                        ------------------------------

     8.1  Corporate Examinations and Investigations.  Prior to the Closing Date,
          -----------------------------------------
Purchaser shall be entitled, through its employees and representatives, including, without limitation, Perkins Coie LLP and Deloitte & Touche LLP, to make such investigations of the property and such examination of the books, records and financial condition of the Company as Purchaser may reasonably request. In order that Purchaser may have the full opportunity to do so, the Company shall furnish Purchaser and its representatives during such period with all such information concerning the affairs of the Company as Purchaser or such representatives may reasonably request and cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Purchaser or such representatives in connection with such review and examination and to make full disclosure of all information and documents reasonably requested by Purchaser and/or such representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. No investigation by Purchaser shall, however, diminish or obviate in any way, or affect any of Purchaser's right to rely upon, any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or in any other Company Document.

     8.2  Cooperation; Consents.  Prior to the Closing Date, each party shall
          ---------------------
cooperate with the other to the end that the parties shall (i) in a timely manner, make all necessary filings with, and conduct negotiations with, all Authorities and other Persons the consent or approval of which, or a license or permit from which, is required for the consummation of the transactions contemplated by this Agreement, and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations. The parties shall also use their respective best efforts to expedite the review process and to obtain all such necessary consents, approvals, licenses and permits as promptly as practicable. To the extent permitted by Law, the parties shall request that each Authority or other Person whose review, consent or approval is requested to treat as confidential all information which is submitted to it.

     8.3  Private Placement Memorandum; Approval of Shareholders.
          ------------------------------------------------------

          8.3.1 As promptly as practicable following the execution of this Agreement, Purchaser shall complete, for delivery to each of the Shareholders a private placement memorandum ("PPM") relating to the issuance of the Purchaser Common Stock pursuant to Section 4.2 of this Agreement. The Company shall cooperate with and assist Purchaser in the preparation of the PPM (including, without limitation, supplying to Purchaser all information relating to the Company required by applicable Law to be included in the PPM) so that the PPM shall be in such form and contain such information so as to permit compliance by Purchaser with the requirements of Regulation D under the Securities Act in connection with the issuance of shares of Purchaser Common Stock pursuant to
Section 4.2 of this Agreement and shall comply with all other applicable requirements of Law.

          8.3.2 Prior to the Closing and at the earliest practicable date following the date hereof, the Company will solicit written consents and irrevocable proxies from the Shareholders seeking approval of, and appointment of the members of the Board as proxies to vote all of their respective shares to approve, this Agreement, the sale and purchase of the Assets (the "Asset Sale"), the Charter Amendment, the Dissolution and related matters. In case the Company does not receive the approval of one hundred percent (100%) of the Shareholders, prior to the Closing and at the earliest practicable date following the date hereof, the Company will hold a special shareholder meeting to vote on this Agreement, the Asset Sale, the Charter Amendment and the Dissolution. In soliciting such written consent and proxies the board of directors of the Company will (subject to satisfying its fiduciary obligations to the Shareholders) recommend to the Shareholders that they approve and adopt this Agreement, the Asset Sale, the Charter Amendment and the Dissolution and shall use its best efforts to obtain the approval of the Shareholders entitled to vote on the foregoing matters in accordance with the TBCA and the Company's Articles of Incorporation and bylaws.

          8.3.3 Within five business days after the delivery by Purchaser to the Company of a final version of the PPM, the Company shall, at its expense, distribute the PPM, together with all other Shareholder Materials, to all of the Shareholders (the "Shareholder Mailing"). Whenever any event occurs which should be set forth in an amendment or supplement to the PPM, Purchaser or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to the Shareholders, such amendment or supplement.

          8.3.4 If the Shareholders approve this Agreement, the Asset Sale, the Charter Amendment and the Dissolution, the Company shall use its commercially reasonable best efforts to cause each of the Indemnifying Shareholders, prior to the Closing, to execute and return its Investor Representation Statement and ten
(10) Stock Assignments duly endorsed (with date and number of shares blank).

          8.4  Conduct of Business. From the date hereof through the Closing
               -------------------
Date, the Company shall conduct its Business in such a manner so that the representations and warranties contained in Article VI hereof shall continue to be true and correct as of the Closing Date as if made at and as of the Closing Date. Without the prior written consent of Purchaser, the Company shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue as of the Closing Date.

          8.5  Preservation of Business. Except as contemplated by this
               ------------------------
Agreement or as set forth on the Company Disclosure Schedule, from the date hereof through the Closing Date, the Company shall conduct its Business only in the ordinary course and consistent with prior practices and shall use its best efforts (i) to preserve its Business and organization intact, (ii) to keep available to Purchaser the services of its present officers, employees, agents and independent contractors and (iii) to preserve for the benefit of Purchaser the goodwill of its suppliers, customers, landlords and others having business relations with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Company shall not, without the prior written consent of Purchaser:

               (a) amend or propose to amend its articles of incorporation or bylaws (or similar constituent documents);

               (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights or compensation of employees or directors in the form of stock), except for Shares issued upon exercise or conversion of securities outstanding as of the date of this Agreement which are convertible into or exercisable for Company Common Stock or Company Series A Stock or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

               (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

         (d) (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) pledge or otherwise encumber shares of capital stock of the Company; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon, excluding Permitted Liens and liens existing on the date hereof;

         (e) except as may be required by Law or the terms of this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting or acceleration of vesting of stock options, stock appreciation rights, restricted stock or performance units);

         (f) lease any assets (other than automobile and office equipment leases entered into in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets that in the aggregate are material to the Company or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company, or modify, amend, terminate or waive any rights under any contract or agreement;

         (g) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices used by it;

         (h) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

         (i) revalue any of its assets, including, without limitation, writing-off notes or accounts receivable other than in the ordinary course of business;

         (j) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the financial statements (or the notes thereto) of the Company or incurred in the ordinary course of business consistent with past practice;

          (k) settle or compromise any pending or Threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company;

          (l) authorize or make any (i) new capital expenditure, or (ii) other than those made in the ordinary course of business, expenditures which individually are in excess of $20,000;

          (m) make any change in the Company's selling, pricing, advertising or personnel practices, inconsistent with its prior practices and prudent business practices prevailing in the industry; or

          (n) take, or agree in writing or otherwise to take, any of the actions described in Sections 8.5(a) through 8.5(m) hereof.

     8.6  Insurance.  From the date hereof through the Closing Date, the Company
          ---------
shall maintain in force (including necessary renewals thereof) the insurance policies listed in the Company Disclosure Schedule or replacement policies with similar coverage terms, amounts and limitations issued by comparable carriers.

     8.7  No Defaults. From the date hereof through the Closing Date, neither
          -----------
the Company nor the Purchaser shall commit a default under any term or provision of, or suffer or permit to exist any condition or event which, with notice or lapse of time or both, would constitute a default by it under, any Material Contract or any License or Permit in the case of the Company, and any Purchaser Material Contract or material license in the case of Purchaser.

     8.8  Reporting, Benefits and Compliance With Law. From the date hereof
          -------------------------------------------
through the Closing Date, the Company shall duly and timely file all Tax Returns required to be filed with Authorities, pay all contributions to Company Plans and Benefit Arrangements on or before they become due, and duly observe and conform to all applicable Laws and Orders.

     8.9  Arrangements with Employees.  From the date hereof until the Effective
          ---------------------------
Time, the Company shall permit Purchaser to approach and negotiate with any or all employees of the Company, including, but not limited to, managerial staff, in an effort to persuade them to continue in the employ of the Company pending the Closing and thereafter, and the Company shall use reasonable efforts to assist Purchaser in such negotiations.

     8.10  No Solicitation or Negotiation.  Unless and until this Agreement is
           ------------------------------
terminated, the Company shall not, nor shall it cause, suffer or permit its directors, officers, employees, representatives, agents, investment bankers, advisors, accountants or attorneys, to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal, or engage in negotiations or discussions with any Person, or provide any confidential information or data to any Person, with respect to any acquisition, business combination or purchase of all or any significant asset(s) of the Company, or any direct or indirect equity interest in, the Company, or otherwise facilitate any effort or attempt to seek any of the foregoing.

     8.11  Termination of Certain Securities.  Prior to the Effective Time, the
           ---------------------------------
Company shall terminate any stock option plans, maintained by it and any grant or offer of options to purchase shares of Company Capital Stock, and to the extent the Company does actually terminate any stock option plans or any grant or offer of options, it shall not pay or incur a liability to pay cash to any Person in order to effect such termination. Immediately prior to the Closing Date, there shall be no outstanding options to purchase shares of Company Capital Stock or outstanding securities convertible into, exchangeable for or evidencing the right to subscribe for shares of Company Capital Stock.

     8.12  Confidentiality.
           ---------------

           (a) The Company agrees to, and shall cause its respective agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to any or) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Business; (ii) in the event that the Company or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser may seek a protective order or other remedy or waive compliance with this Section 8.12; (iii) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 8.12, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information; and
(iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Company or any of the agents, representatives, Affiliates, employees, officers and directors of the Company and destroy any and all additional copies then in the possession of such Persons of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Company or the agents, representatives, Affiliates, employees, officers or directors of the Company; provided, further, that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

     The Company agrees and acknowledges that remedies at Law for any breach of its obligations under this Section 8.12 are inadequate and that in addition thereto Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages or the posting of any bond or similar security.

     8.13  Lien Releases. The Company shall, prior to Closing, provide to
           -------------
Purchaser evidence reasonably satisfactory to Purchaser that all liens, if any, on the Assets have been terminated and released.

     8.14  Certain Other Employee-Related Costs. On the Closing Date, the
           ------------------------------------
Company shall cause the payment to each employee of the Company of all amounts payable to such employee that relate to any service by such employee through the Closing Date, including, without limitation, any salary or wages, any accrued vacation, sick or personal days or any bonuses.

     8.15  Certain Employee Matters.
           ------------------------

           8.15.1 Purchaser shall, promptly after the date hereof, issue an offer letter, to each of the Company's employees listed on Section 8.15.1 of the Company Disclosure Schedule (the "Designated Employees") for the position set forth opposite such employee's name in said Section, which employment shall be contingent upon the consummation of the Asset Sale.

           8.15.2 On the Closing Date, the Company shall terminate the employment of all of the Designated Employees. The Company agrees that Purchaser shall have no responsibility to provide for continuation health coverage, commonly known as COBRA, for any of the Company's employees or former employees who are on COBRA at the time of the Closing or who at or after the Closing are eligible for COBRA.

     8.16  Insurance Proceeds.  The Company shall promptly remit (but in no
           ------------------
event prior to the Closing) to the Purchaser, any insurance proceeds received by it as a result of any loss, damage and destruction to all or any part of the Assets prior to the Effective Time from any cause whatsoever, including, but not limited to, fire, flood, accident, acts of God, earthquake, insurrection, riot, or other causes commonly referred to as force majeure events.

     8.17  Notification of Certain Matters.  Each of the Company and Purchaser
           -------------------------------
shall give prompt notice to the other party of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause either (i) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate at any time from the date hereof to the Effective Time, or (ii) any condition set forth in Articles VIII, IX or X hereof to be unsatisfied at any time from the date hereof to the Effective Time, and (b) any failure of the Company or Purchaser, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 8.12 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE IX

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                            OF EACH PARTY TO CLOSE
                            ----------------------

     The obligation of the Company and Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Article IX.

     9.1  No Action or Proceeding. No action, suit or proceeding shall have been
          -----------------------
instituted before any court or governmental body seeking to challenge or restrain the transactions contemplated herein which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

     9.2  Shareholder Approval. If the Shareholders act by written consent, all
          --------------------
the shareholders of the Company shall have approved and adopted this Agreement, the Asset Sale, the Charter Amendment and the Dissolution in accordance with the TBCA; provided, that, if the Shareholders act by a vote at a special shareholders meeting, the approval and adoption of this Agreement, the Asset Sale, the Charter Amendment and the Dissolution shall have been by the holders of at least 67% of the Shares, voting together, the holders of at least 67% of the Company Common Stock, voting separately as a class, and the holders of at least 67% of the Company Series A Stock, voting separately as a class, in accordance with the TBCA.

     9.3  Consents, Approvals and Filings. All consents, permits and approvals
          -------------------------------
from and filings with any Authorities, and from parties to any Material Contract, which may be required in connection with the lawful consummation of the transactions contemplated hereby or the continuance of such Material Contract after the Closing Date, shall have been obtained.

                                   ARTICLE X

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                             OF PURCHASER TO CLOSE
                             ---------------------

     The obligation of Purchaser to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Article X.

     10.1  Representations and Warranties. The representations and warranties of
           ------------------------------
the Company contained in this Agreement and in any Company Document shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date and Purchaser shall have received a certificate signed on behalf of the Company by the Secretary of the Company to such effect.

     10.2  Performance of Covenants. Each obligation of the Company to be
           ------------------------
performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date and Purchaser shall have received a certificate signed on behalf of the Company by the Secretary of the Company to such effect.

     10.3  No Adverse Change. There shall not have occurred between the date
           -----------------
hereof and the Closing Date any Company Material Adverse Change.

     10.4  Litigation.  No action, suit or proceeding shall have been instituted
           ----------
before any court or governmental body or instituted or Threatened by any governmental agency or body which has or may have, in the opinion of Purchaser, a Company Material Adverse Effect.

     10.5  Non-Competition Agreements. The Company, Alex Kuo and Saikumar
           --------------------------
Dubagunta shall have entered into Non-Competition Agreements with Purchaser upon terms acceptable to Purchaser.

     10.6  Depository Agreement.  The Company and Depository Agent shall have
           --------------------
executed and delivered to Purchaser the Depository Agreement.

     10.7  State Securities Laws.  Purchaser shall have received all state
           ---------------------
securities or "Blue Sky" permits and other authorizations necessary to issue the Purchaser Shares in accordance with Section 4.2 of this Agreement.

     10.8  Employment Agreement. Alex Kuo shall have entered into an Employment
           --------------------
Agreement with the Purchaser upon terms acceptable to Purchaser.

     10.9  Amendment to Articles of Incorporation.  The Company shall have
           --------------------------------------
amended the Articles of Incorporation (the "Charter Amendment") in the manner reflected in the Third Articles of Amendment to Articles of Incorporation, attached hereto as Exhibit F.

    10.10  Releases from Certain Employees.  Each of the employees of the
           -------------------------------
Company to be hired by Purchaser shall have entered into a release agreement, in the form of Exhibit G hereto, and each employee of the Company shall have entered into an Employee Confidentiality and Non-Disclosure Agreement in the form of Exhibit E-1 hereto, and such agreements shall have been delivered to Purchaser.

    10.11  Secretary's Certificate.  The Company shall have delivered to
           -----------------------
Purchaser a certificate of the secretary of the Company certifying as to the Company's Articles of Incorporation, bylaws, incumbency of officers who executed this Agreement and the other Company Documents, and the resolutions of the Shareholders and the board of directors of the Company approving this Agreement, the Asset Sale, the Charter Amendment, the Dissolution and the other transactions contemplated hereby.

    10.12  Non-Foreign Affidavit.  Purchaser shall have received from the
           ---------------------
Company, pursuant to Section 1445 of the Code, a Foreign Investment in Real Property Tax Act Affidavit in the form attached hereto as Exhibit H.

    10.13  Shareholder Approval.  No more than 5% of the Shareholders shall
           --------------------
have asserted their right to dissent to this Agreement and the transactions contemplated hereby pursuant to the TBCA.

     10.14  Opinion of Company's Counsel.  Purchaser shall have received
            ----------------------------
opinions dated the Closing Date from the Law Office of Stanley Chao and from Brobeck, Phleger & Harrison LLP, co-counsel to the Company, in form and substance reasonably satisfactory to Purchaser and collectively addressing the matters described in Exhibits I-1 and I-2 hereto.

     10.15  Nasdaq Listing.  The Purchaser Shares shall been authorized for
            --------------
listing on Nasdaq.

     10.16  Waiver of Notice.  The Company and each Person who holds any shares
            ----------------
of Company Preferred Stock at any time from the date hereof until the Closing, shall have executed and delivered to Purchaser, a Waiver Agreement in the form attached hereto as Exhibit J.

     10.17  Termination of Employees.  All employees of the Company shall have
            ------------------------
been terminated on the Closing Date and unless otherwise agreed to by Purchaser, all salaries, benefits and all other amounts accruing or owing through and as of the Closing Date to the employees of the Company shall have been paid.

     10.18  Lease.  Each respective landlord and tenant with respect to each of
            -----
the Leases shall have entered into with Purchaser an Assignment of Lease and Landlord's Consent in the respective forms attached hereto as Exhibits K-1, K-2 and K-3.

     10.19  LLC.  The LLC shall have executed and delivered to Purchaser (a) a
            ---
letter in which the LLC acknowledges and agrees that it neither owns nor has any right to use any of the assets used in the conduct of the Business as currently being conducted, and (b) a Bill of Sale transferring to the Company on the day preceding the Closing Date, all of the LLC's right, title and interest, if any, in and to any assets used in the conduct of the Business as currently being conducted (including, without limitation, the lease with respect to the premises known as 1471 Saratoga Avenue, 2nd Floor, San Jose, California).

     10.20  Shareholders Agreement.  The Company and each of the holders of the
            ----------------------
Series A Preferred Stock of the Company, on the record date set by the Company's Board of Directors for determining those Shareholders entitled to the Distribution, shall have executed and delivered to the Purchaser the Shareholders Agreement in the form attached hereto as Exhibit L.

                                  ARTICLE XI

                    CONDITIONS PRECEDENT TO THE OBLIGATION
                    --------------------------------------
                            OF THE COMPANY TO CLOSE
                            -----------------------

     The obligation of the Company to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Article XI.

     11.1  Representations and Warranties.  The representations and warranties
           ------------------------------
of Purchaser contained in this Agreement and in any Closing Document to which it is a party shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

     11.2  No Material Adverse Change.  There shall not have occurred between
           --------------------------
the date hereof and the Closing Date any Purchaser Material Adverse Change.

     11.3  Litigation.  No action, suit or proceeding shall have been instituted
           ----------
before any court or governmental body or instituted or threatened by any governmental agency or body which has or may have, in the opinion of Purchaser, a Purchaser Material Adverse Effect.

     11.4  Performance of Covenants.  Each of the obligations of Purchaser to be
           ------------------------
performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

     11.5  Authority.  All actions required to be taken by, or on the part of,
           ---------
Purchaser to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser's board of directors.

     11.6  Secretary's Certificate, Purchaser shall have delivered to the
           -----------------------
Company a certificate of its secretary certifying as to its Articles of Incorporation, bylaws, incumbency of officers who executed this Agreement and the other Purchaser Documents delivered by Purchaser, and the resolutions of its board of directors approving this Agreement and the other transactions contemplated hereby.

     11.7  Shareholders Agreement.  Purchaser shall have executed and delivered
           ----------------------
to the Company the Shareholders Agreement in the form attached hereto as Exhibit L.

     11.8  Opinion of Purchaser's Counsel.  The Company shall have received an
           ------------------------------
opinion dated the Closing Date from Perkins Coie LLP, counsel to the Purchaser, in form and substance reasonably satisfactory to the Company and addressing the matters described in Exhibit M hereto.

     11.9  Depository Agreement.  Purchaser and Depository Agent shall have
           ---------------------
executed and delivered to the Company the Depository Agreement.

    11.10  Tax Representation Letter.  Purchaser shall have delivered to the
           -------------------------
Company a tax representation letter in the form attached hereto as Exhibit N, duly signed by and officer of Purchaser having authority to make such representations on behalf of Purchaser.

    11.11  Employment Offer Letters.  Purchaser shall have issued offer letters
           ------------------------
in accordance with Section 8.15.1 hereof.

                                  ARTICLE XII

             COVENANTS AND AGREEMENTS OF THE PARTIES AFTER CLOSING
             -----------------------------------------------------

     12.1  Reorganization; Plan of Liquidation.
           -----------------------------------

           12.1.1 Unless otherwise required by Law and contingent on the occurrence of the events set forth in Section 12.1.2, the Company and Purchaser hereby acknowledge and agree that:

           (a) the transactions contemplated hereby shall be treated for all purposes as:
                    (1) the acquisition by Purchaser of the Assets and the Business solely in consideration of the issuance by Purchaser to the Company of the Purchaser Common Stock and the assumption by Purchaser of the Assumed Liabilities (as defined herein); and

                    (2) a "reorganization" under Section 368(a)(1)(C) of the Code and any other applicable federal and state laws;

           (b) this Agreement shall constitute a "plan of reorganization" for purposes of Section 368(a) of the Code; and

           (c) they will report the transaction to the Internal Revenue Service and any other Tax Authority as a "reorganization" under Section 368(a)(1)(C) of the Code.

     Notwithstanding anything to the contrary set forth in this Section 12.1, in
Section 12.2 or elsewhere in this Agreement, no party hereto makes any representation or warranty with respect to, and expressly disclaims any responsibility for, any Tax consequences of the other parties hereto (or any Tax consequences of the shareholders of any party hereto) arising out of the structure or terms of this Agreement.

           12.1.2 The Company hereby covenants and agrees that, following the Closing, it will promptly effect its complete liquidation and dissolution and in connection therewith it will distribute all of its remaining assets (including the Closing Payment and all of the Company's rights and interest in and to the shares of Purchaser Common Stock then held in the Hold-Back Escrow) on a pro rata basis to the Company shareholders in accordance with the Texas Business Corporation Act and the Company's Articles of Incorporation (as amended) and bylaws (this covenant and agreement of the Company, the "Dissolution"). Within thirty (30) days following the Closing Date, or sooner if required by law, the Company shall timely file IRS Form 966 with respect to such liquidation. The Purchaser shall use commercially reasonable efforts to cooperate with the Company's efforts to cause the transactions contemplated hereby to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Code.

           12.1.3 The Company covenants and agrees that such shareholders who receive any portion of the Closing Payment and the shares of Purchaser Common Stock then held in the

Hold-Back Escrow (the "Distribution") shall include no more than thirty-five
(35) Persons who are not "accredited investors" (as that term is defined in Rule 501 promulgated under the Securities Act) (the "Accredited Investor Requirement") and the Company shall not effect the Distribution until it has delivered to Purchaser a sufficient number of Investor Representation Certificates in the form attached hereto as Exhibit O, properly completed and executed by the recipients of the Distribution to evidence the satisfaction of the Accredited Investor Requirement. The Company agrees that its allocation of the Distribution among its shareholders shall comply with its Articles of Incorporation (as amended) and all applicable laws. Notwithstanding anything to the contrary set forth in this Agreement, or in the letter delivered to the Company pursuant to Section 11.10 hereof, Purchaser shall have no obligation to cooperate with the Distribution unless and until the Accredited Investor Requirement is satisfied.

     12.2  Tax Returns; Indemnification; Liability for Taxes.
           -------------------------------------------------

          12.2.1 The Company shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns with respect to the Company for all taxable periods ending on or before its liquidation. Such returns shall be prepared in a manner consistent with past practice. The Company and/or the Company shareholders shall be responsible for the costs of preparation of such Tax Returns, as well as any professional fees associated with such preparation. The Company shall provide Purchaser with copies of all such Tax Returns at least 30 days prior to their filing, and shall consider any comments made by Purchaser in good faith and make all changes reasonable requested by Purchaser, although the Company shall have ultimate control as to the content of such Tax Returns.

           12.2.2 The Company shall pay and shall indemnify and hold the Purchaser harmless against and from (i) all Taxes of the Company for all taxable periods which end on or before the Closing Date; (ii) with respect to any taxable period commencing before the Closing Date and ending after the Closing Date (a "Straddle Period"), all Taxes relating to the Business or the Assets attributable to the portion of the Straddle Period prior to and including the Closing Date (the "Pre-closing Period"); and (iii) all Taxes imposed on the Company for all taxable periods by reason of having been a member of any affiliated group that was able to file a consolidated return (as defined in Code
Section 1501) prior to the Closing Date. For purposes of this Agreement, the portion of any Tax that is attributable to the Pre-closing Period shall be (i) in the case of a Tax that is not based on net income, gross income or gross receipts, the total amount of such Tax for the period in question multiplied by a fraction, the numerator of which is the number of days in the Pre-closing Period, and the denominator of which is the total number of days in such Straddle Period, and (ii) in the case of a Tax that is based on net income, gross income or gross receipts, the Tax that would be due with respect to the Pre-closing Period if such Pre-closing Period were a separate taxable period. For purposes hereof, all Taxes arising from the purchase of the Business and the Assets by Purchaser from the Company shall be deemed to be Taxes attributable to the Pre-closing Period and shall be the responsibility of the Company.

           12.2.3 The Purchaser shall prepare and file (or cause to be prepared and filed) on a timely basis all Tax Returns relating to the Business or the Assets for all taxable periods ending after the Closing Date and, except as provided in Section 12.2.2 hereof, shall pay and indemnify and hold the Company harmless against and from (i) all Taxes relating to the Business or the Assets for all taxable periods commencing after the Closing Date; and (ii) all Taxes for any

Straddle Period other than Taxes attributable to the Pre-closing Period. Purchaser shall timely provide the Company with written notice (a "Tax Indemnification Notice") of any Taxes relating to the Business or the Assets attributable to the Pre-Closing Period of any Straddle Period, together with such documentation (including, without limitation, copies of any relevant Tax Returns and related worksheets) sufficient to validate the existence and amount of the Purchaser's claims for indemnification pursuant to this Section 12.2.3. Upon receipt of a Tax Indemnification Notice, the Company shall pay to the Purchaser the amount of any Taxes relating to the Business or Assets attributable to the Pre-Closing Period of any Straddle Period by the later of
(x) thirty (30) days after having received the Tax Indemnification Notice or (y) the due date of any Tax Returns required to be filed by the Purchaser with respect to any Straddle Period.

     12.3  Transfer Taxes. At the request of Purchaser, the Company shall file
           --------------
with all applicable Tax authorities any statements, certificates or forms provided for under federal, state, local or foreign Tax laws to prevent Purchaser from being liable as a transferee for Taxes of the Company.

     12.4  Business Receivables. The Company agrees to cooperate in good faith
           --------------------
with Purchaser, at Purchaser's expense, in assisting Purchaser in the collection of the Accounts Receivable included in the Assets after the Closing, including among other things, providing the Purchaser with reasonable access during normal business hours to any records or other information relating to the Business retained by the Company in connection with the transactions contemplated in this Agreement that may be useful in the collection of such Accounts Receivable. Further, the Company acknowledges that after the Closing, the Company may receive payments in respect of such Accounts Receivable. In the event that after the Closing that the Company receives any payments with respect to such Accounts Receivable, the Company shall promptly upon receipt thereof remit such payments to Purchaser. Purchaser shall reimburse the Company for all reasonable costs and expenses incurred by the Company in complying with the provisions of this Section.

     12.5  [Intentionally Omitted.]

     12.6  Further Assurances. At any time and from time to time after the
           ------------------
Closing, at Purchaser's request and without further consideration, the Company shall (i) execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably deem necessary or desirable in order more effectively to convey to Purchaser, and to confirm Purchaser's title to, all of the Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto and (ii) prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights or benefits which are transferred to Purchaser under this Agreement but which require prosecution or enforcement in the Company's name.

     12.7  Audit. Promptly, upon the request of the Purchaser, the Company shall
           -----
provide the Purchaser with access during normal business hours to any records or other information relating to the Company or the Business necessary to enable the Purchaser's accountants to complete an audit of the Financial Statements.

                                 ARTICLE XIII


                                INDEMNIFICATION
                                ---------------

     13.1 Survival of Representations and Warranties.
          ------------------------------------------

          13.1.1 The representations, warranties and covenants of the Company contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Purchaser, during the period beginning with the Closing Date and ending on the one-year anniversary thereof, except that the representations and warranties of the Company contained in Sections 6.1, 6.2, 6.7 and 6.10 (the "Specified Representations") shall survive until the second anniversary of the Closing Date, and, in each case, thereafter, to the extent a claim is made prior to the expiration of the relevant representation, warranty or covenant with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranty or covenant will expire. Any claims based upon fraud, intentional misrepresentation or active concealment shall survive until expiration of the statute of limitations applicable thereto.

          13.1.2 The representations, warranties and covenants of Purchaser contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, during the period beginning with the Closing Date and ending on the one-year anniversary thereof, and, in each case, thereafter, to the extent a claim is made prior to the expiration of the relevant representation, warranty or covenant with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranty or covenant will expire. Any claims based upon fraud, intentional misrepresentation or active concealment shall survive until expiration of the statute of limitations applicable thereto. The liability of the Purchaser for breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any other Purchaser Document shall be limited to the Closing Share Value of 675,000 shares of Purchaser Common Stock, except for claims based upon fraud, intentional misrepresentation or active concealment, as to which the maximum liability shall be the Closing Share Value of 4,500,000 shares of Purchaser Common Stock; provided, that there shall be no limit of liability of any individual who personally committed any act of fraud, intentional misrepresentation or active concealment against the Company. The Purchaser shall have no liability with respect to such breach unless and until the aggregate amount of damages incurred as a result of such breach equals of exceeds, in the aggregate, $50,000. At such time as the damages equal or exceed such amount, the Purchaser shall be liable to the full extent of all damages from the first dollar of all such damages.

     13.2 Indemnification by the Company and Recipients of Distribution.
          -------------------------------------------------------------

          13.2.1   Subject to the conditions and limitations set forth in this
Article XIII, the Company (prior to, but not after the Distribution) and each recipient of the Distribution (each, an "Indemnifying Shareholder"), severally in accordance with such Indemnifying Shareholder's Indemnification Obligation Percentage and not jointly (from and after, but not prior to the Closing), shall indemnify, defend and hold harmless (i) Purchaser, (ii) each Person who controls (as defined under the definition of "Affiliate" set forth in Article I hereof) Purchaser, and (iii) each of their respective directors, officers, employees, agents, attorneys and representatives (each Person described in clauses (i), (ii) or (iii) referred to hereinafter as an "Indemnified Person", and collectively as "Indemnified Persons"), from and against any and all Losses which may be incurred or suffered by any such Person and which may arise out of or result from (A) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any other Company Document, (B) the disclosure by any past or present employee of the Company of any Confidential Information to the extent such disclosure is not prohibited by any of the Non-Disclosure Agreements delivered pursuant to Section 10.10 hereto, or
(C) any obligations or liabilities of the Company (including, without limitation, those listed in Section 3.2) other than the Assumed Liabilities.

          13.2.2 Notwithstanding the provisions of Section 13.2.1, neither the Company nor the Indemnifying Shareholders, as the case may be, shall have any liability with respect to the matters described in Section 13.2.1 above unless and until the aggregate amount of Losses incurred by Purchaser and its Indemnified Persons equals or exceeds, in the aggregate, $50,000 (the "Threshold Amount"). At such time as the aggregate Losses equal or exceed the Threshold Amount, Purchaser and its Indemnified Persons shall be indemnified to the full extent of all Losses from the first dollar of all such Losses.

          13.2.3 As security for the indemnity obligations of the Company and the Indemnifying Shareholders hereunder, the Hold-Back Escrow shall be established in accordance with Section 4.2 above to hold the Escrow Shares, to be held in escrow until released pursuant to the terms of the Depository Agreement.


     13.3 Maximum Indemnification.  The indemnification obligations of the
          -----------------------
Company and the Indemnifying Shareholders pursuant to this Article XIII shall be limited to the consideration deposited and present in the Hold-Back Escrow or any replacements, additions, substitutions, and proceeds thereof, except for claims based upon a breach of one of the Specified Representations (as to which the Purchaser may bring claims against the Indemnifying Shareholders after the first anniversary of the Closing and before the second anniversary thereof, with respect to which the maximum liability shall be 675,000 shares of Purchaser Common Stock) or based upon fraud, intentional misrepresentation or active concealment (with respect to which the maximum liability shall be 4,500,000 shares of Purchaser Common Stock, except there shall be no limit of liability with respect to any Indemnifying Shareholder who personally committed any act of fraud, intentional misrepresentation or active concealment against the Purchaser). Indemnification obligations based upon a breach of one of the Specified Representations or based upon fraud, intentional misrepresentation or active concealment may be satisfied by the delivery of any combination of Purchaser Common Stock and cash, at the election of the indemnifying party. For purposes of determining the number of shares of Purchaser Common Stock required to satisfy any indemnity obligation of the Company and the Indemnifying Shareholders under this Article XIII (the "Claim Shares"), the value of a share of Purchaser Common Stock shall be equal to the Purchaser Share Value. Notwithstanding the foregoing, in the event the Closing fails to occur, for any reason whatsoever, the limitations set forth in this Section 13.3 shall not apply to a breach of any party's representations, warranties or covenants contained herein or in any other Closing Document.

     13.4   Procedure for Indemnification. Promptly upon becoming aware of a
            -----------------------------
claim for indemnification hereunder (whether as a result of any third party claim, suit, action or proceeding, or in connection with any other Losses which the indemnified party deems to be within the ambit of this Article XIII), the indemnified party shall give, in accordance with the terms of Section 16.1 below and Section 2(e) of the Depository Agreement, a notice of claims ("Claims Notice") to the indemnifying party, and if applicable, to the Depository Agent pursuant to the terms of the Depository Agreement; provided, however, that to
                                                   --------  -------
the extent such notice is given after the Distribution, and the indemnifying party consists of the Indemnifying Shareholders, such notice shall be given to the Indemnification Committee, on behalf of the Indemnifying Shareholders, and thereafter, all references, in this Section 13.4 and in Sections 13.5 through
13.7 of this Agreement, to the indemnifying party, shall be to and mean the Indemnification Committee, on behalf of the Indemnifying Shareholders; provided,
                                                                       --------
further, that any claims made by any of Purchaser's Indemnified Persons shall be
-------
made by Purchaser on behalf of such Indemnified Person (at the expense of such Indemnified Person who shall advance such expenses if requested by Purchaser) and any proceeds of any such claim received by Purchaser hereunder shall be forwarded promptly by Purchaser to such Indemnified Person. A Claims Notice shall set forth: (a) the aggregate amount of the indemnified party's Losses or an estimate thereof, in each case to the extent known or determinable at the time such Claims Notice is delivered, (b) a description in reasonable detail of the individual items of such Losses included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, and (c) where the indemnified party is Purchaser or one of Purchaser's Indemnified Persons, a calculation, based on the provisions of Section 13.3 of the number of Escrow Shares to be released to the indemnified person in satisfaction of the claim made in such Claims notice. The giving of such Claims Notice shall not be a condition precedent to indemnification hereunder; provided, however, that the failure to give reasonably prompt notice shall reduce the indemnified party's recovery from the indemnifying party only by an amount equal to the actual proved Losses caused by such delay. If the indemnifying party does not object to such claim within thirty (30) days of receiving such Claims Notice, the indemnified party shall be conclusively entitled to recover the amount of such claim.

     13.5   Assumption of Defense.  Upon receipt of a Claims Notice, the
            ---------------------
indemnifying party shall, at its own expense, assume the defense thereof; provided, however, that (a) the indemnified party shall the right to select the defense counsel, (b) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding, and (c) the indemnified party may assume the defense of any third party claim which either (i) is not assumed by the indemnifying party within 15 days of receipt of a Claims Notice relating thereto, or (ii) if not first paid, discharged or otherwise complied with by the indemnified party would result in an imminent, material interruption or cessation of the conduct of the business of such indemnified party or any material part thereof. The party that does not assume such defense shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the assuming party. The parties hereto shall cooperate in the defense or prosecution of any such claim, suit, action or proceeding.

     13.6   Settlement or Compromise. Notwithstanding anything contrary provided
            ------------------------
in Section 13.5 hereto, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Claim or consent to the entry of any judgment which imposes any future obligation on the other party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the other party a release from all liability in respect of such Claim.

     13.7   Failure of Indemnified Party to Act.  In the event that the
            -----------------------------------
indemnifying party does not within 15 days of receipt of a Claims Notice relating thereto, assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

                                  ARTICLE XIV


                             TERMINATION; REMEDIES
                             ---------------------

     14.1   Termination by Mutual Consent.  This Agreement may be terminated at
            -----------------------------
any time prior to the Effective Time, before or after the approval of this Agreement by the Shareholders of the Company, by the mutual consent of the Company and Purchaser.

     14.2   Termination by Either the Company or Purchaser. This Agreement may
            ----------------------------------------------
be terminated by action of the Board of Directors of either Purchaser or the Company if (a) the Closing has not been consummated by May 31, 2001, or (b) the approval of the Shareholders required by Section 9.2 shall not have been obtained by May 31, 2001, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to occur by May 31, 2001. In the event that this Agreement is terminated pursuant to Section 14.2(b), the Company shall reimburse Purchaser for all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     14.3  Termination by Purchaser. This Agreement may be terminated at any
           ------------------------
time prior to the Closing Date, before or after the approval by the Shareholders required by Section 9.2, by action of the Board of Directors of Purchaser, if
(a) there has been a breach by the Company of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a Company Material Adverse Effect, or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by Purchaser to the Company.

     14.4  Termination by the Company. This Agreement may be terminated at any
           --------------------------
time prior to the Closing Date, before or after the approval by the Shareholders required by Section 9.2 by action of the Board of Directors of the Company, if
(a) there has been a breach Purchaser of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a material and adverse effect on the ability of Purchaser to perform in any material respect its obligations under this Agreement, or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Purchaser, which breach is not curable or, if curable, is not cured within 10 days after written notice of such breach is given by the Company to Purchaser, as the case may be.

     14.5  Effect of Termination. In the event that this Agreement is terminated
           ---------------------
pursuant to (i) Section 14.3, the Company shall pay Purchaser a fee of $125,000, or (ii) Section 14.4, Purchaser shall pay the Company a fee of $50,000. The foregoing fee shall constitute reimbursement of out-of-pocket fees and expenses incurred by Purchaser or the Company, as the case may be, in connection with the transactions contemplated by this Agreement. The parties hereby agree that neither party shall be precluded from taking any further action, at law or equity, for any loss, damage or expense sustained as a result of the event giving rise to the payment of the foregoing fee.

     14.6  Topping Fee.  In the event this Agreement is terminated by Purchaser
           -----------
pursuant to Section 14.3, the Company shall pay to Purchaser a fee of $125,000 (the "Topping Fee"), if (a) after the date hereof and before the termination of this Agreement, a proposal for an acquisition of the Company (an "Acquisition Transaction") shall have been made by any Person (other than Purchaser and any Affiliate of Purchaser), and (B) after the date hereof and at or prior to October 31, 2001, the Company shall have effected such Acquisition Transaction with such Person or an Affiliate thereof. The Topping Fee payable under this
Section 14.6 shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

     14.7  Attorneys' Fees.  If the Company or Purchaser shall bring an action
           ---------------
against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, the unsuccessful party shall pay to the prevailing party all reasonable attorneys' fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled.

                                  ARTICLE XV


                           EXPENSES; CONFIDENTIALITY
                           -------------------------

     15.1  Expenses of Sale.  Each party shall bear its own direct and indirect
           ----------------
expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated herein.

     15.2  Confidential Information.  Each party agrees that such party and its
           ------------------------
representatives will hold in strict confidence and not divulge or disclose any information or documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and documents in strict confidence and will return to such other parties all such documents then in such receiving party's possession without retaining copies thereof; provided, however, that each party's obligations under this Section 15.2 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that come into the public domain thereafter through any means other than as a result of any act or omission of the receiving party or of its agents, officers, directors or shareholders which constitutes a breach of this Agreement, or that are required by applicable Law to be disclosed. In the event of a breach or threatened breach under this Section 15.2, the parties to this Agreement acknowledge that the Person or Persons harmed or threatened to be harmed thereby will not have an adequate remedy at Law, and shall be entitled to such equitable and injunctive relief as may be available to restrain the violation of this Section 15.2; provided, however, that nothing herein shall be construed as prohibiting such Persons from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages. The provisions of this Section 15.2 shall not require Purchaser to maintain the confidentiality of any information or documents relating to the Company after the Effective Time.

     15.3  Publicity.  The parties agree that no publicity release or
           ---------
announcement concerning this Agreement or the transactions contemplated herein shall be issued without advance written approval of the form and substance thereof by Purchaser and the Company; provided, however, that such restrictions
                                      --------  -------
shall not apply to any disclosure required by regulatory Authorities and applicable Law.

                                  ARTICLE XVI


                                    NOTICES
                                    -------

     16.1  Notices.  All notices, requests and other communications hereunder
           -------
shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by facsimile (with written confirmation of receipt) or mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases, addressed to:

     Purchaser:
                    Vertel Corporation
                    21300 Victory Boulevard, Suite 700
                    Woodland Hills, California  91367
                    Attn:  Chief Financial Officer
                    Fax No.:  (818) 598-0104

     With a copy to:

                    Perkins Coie LLP
                    1620 26/th/ Street, Sixth Floor
                    Santa Monica, California  90404
                    Attn:  David J. Katz, Esq.
                    Fax No.:  (310) 788-3399

     Company:

                         Trigon Technology Group, Inc.
                         1471 Saratoga Avenue, Suite 200
                         San Jose, CA 95129
                         Attn:  Joel Chou
                         Fax No.:  (408) 873-8453

     With a copy to:

                         Brobeck, Phleger & Harrison LLP
                         2200 Geng Road
                         Two Embarcadero Place
                         Palo Alto, California  94303
                         Attn:  Richard Leska, Esq.
                         Fax No.:  (650) 496-2885

     Indemnification Committee:

                         Alex Kuo
                         1471 Saratoga Avenue, Suite 200
                         San Jose, CA 95129
                         Fax No.:  (408) 873-8453

     With a copy to:

                         Brobeck, Phleger & Harrison LLP
                         2200 Geng Road
                         Two Embarcadero Place
                         Palo Alto, California  94303
                         Attn:  Richard Leska, Esq.
                         Fax No.:  (650) 496-2885


All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified above. In case of service by facsimile, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three (3) business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional Person to which all such notices or communications thereafter are to be given.

                                 ARTICLE XVII


                                 MISCELLANEOUS
                                 -------------

     17.1  Further Assurances.  Each of the parties shall use its reasonable and
           ------------------
diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for such party's benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

     17.2  Modifications and Amendments; Waivers and Consents.  At any time
           --------------------------------------------------
prior to the Closing Date or termination of this Agreement, Purchaser, on the one hand, and the Company, on the other hand, may, by written agreement:

           (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

           (b) waive any inaccuracies in the representations and warranties made by the other parties contained in this Agreement or any other agreement or document delivered pursuant to this Agreement, provided, however, the failure of a party to expressly waive an inaccuracy shall create no rights in excess of those conferred herein; and

           (c) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

     17.3  Entire Agreement.  This Agreement (including any exhibits and the
           ----------------
Company Disclosure Schedule and Purchaser Disclosure Schedule hereto) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the transaction contemplated hereby; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     17.4  Governing Law and Venue.  This Agreement is to be governed by and
           -----------------------
construed in accordance with the Laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in Los Angeles, California. Each party (a) agrees that each state and federal court located in Los Angeles, California shall be deemed to be a convenient forum, and (b) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Los Angeles, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

     17.5  Binding Effect.  This Agreement and the rights, covenants,
           --------------
conditions and obligations of the respective parties hereto and any instrument or agreement executed pursuant hereto shall inure to the benefit of and be binding upon the parties and their respective successors, assigns and legal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Purchaser may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned subsidiary of Purchaser but no such assignment will relieve any party of its obligations under this Agreement.

     17.6  Counterparts.  This Agreement may be executed simultaneously in any
           ------------
number of counterparts, each of which shall be deemed an original of the party or parties who executed such counterpart but all of which together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart evidencing execution by each party hereto.

     17.7  Section Headings.  The section headings of this Agreement are for
           ----------------
convenience of reference only and shall not be deemed to alter or affect any provision hereof.

     17.8  Gender, Tense, Etc.  Where the context or construction requires,
           -------------------
all words applied in the plural shall be deemed to have been used in the singular, and vice versa; the masculine shall include the feminine and neuter, and vice versa; and the present tense shall include the past and future tense, and vice versa.

     17.9  Severability.  In the event that any provision or any part of any
           ------------
provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     17.10 No Third Party Rights.  Nothing in this Agreement, whether express or
           ---------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it, the Shareholders, any other Persons entitled to indemnification pursuant to Article XIII, and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party to this Agreement, nor shall any provision give any third Persons any right of subrogation over or action against any party to this Agreement.

     17.11  Expansion of Third Party Rights.  The assumption by Purchaser of the
            -------------------------------
Assumed Liabilities, the transfer thereof by the Company, and the limitations of such transfer shall in no way expand the rights or remedies of any third party against Purchaser or the Company as compared to the rights and remedies which such third party would have had against Purchaser or the Company had Purchaser not assumed such Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by Purchaser of the Assumed Liabilities shall not create any third party beneficiary rights which are not presently granted to any party under the terms of any contract or agreement which is expressly assumed by Purchaser under the terms of this Agreement.

     17.12  Construction.  The language in all parts of this Agreement shall
            ------------
in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              "PURCHASER"


                              Vertel Corporation,
                              a California corporation


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________


                              "THE COMPANY"


                              Trigon Technology Group, Inc.,
                              a Texas corporation


                              By:__________________________________
                              Name:________________________________
                              Title:_______________________________

"INDEMNIFICATION COMMITTEE"

Acknowledged and Agreed to for purposes of Sections 4.3(iv), 4.6, and 13.4 through 13.7, and
Articles XV, XVI and XVII of this Agreement, as of this __ day of ________, 2001


______________________________________________
Alex Kuo

Acknowledged and Agreed to for purposes of Sections 4.3(iv), 4.6, and 13.4 through 13.7, and
Articles XV, XVI and XVII of this Agreement, as of this __ day of ________, 2001


______________________________________________
Stephen Li

Acknowledged and Agreed to for purposes of Sections 4.3(iv), 4.6 and 13.4 through 13.7, and
Articles XV, XVI and XVII of this Agreement, as of this __ day of ________, 2001


______________________________________________
Joel Chou

                   [SIGNATURE PAGE TO AGREEMENT AND PLAN OF
                        REORGANIZATION AND LIQUIDATION

                                  SCHEDULE A

                             LIST OF SHAREHOLDERS
                             --------------------

                                   EXHIBIT A
                                   ---------

                             DEPOSITORY AGREEMENT

                             DEPOSITORY AGREEMENT

     This Depository Agreement (this "Agreement") is entered into as of
                                      ---------
_________________ 2001, by and among Vertel Corporation, a California corporation ("Vertel"), Trigon Technology Group, Inc., a Texas corporation
              ------
("Trigon"), U.S. Trust Company, National Association, as Depository Agent
  ------
("Depository Agent"), and Alex Kuo, Stephen Li and Joel Chou as the
  ----------------
Indemnification Committee (the "Indemnification Committee").
                                -------------------------

                                   RECITALS

     A. Vertel and Trigon have entered into an Agreement and Plan of Reorganization and Liquidation, dated as of _____________, 2001 (the "Purchase
                                                                      --------
Agreement"), pursuant to which Vertel will purchase substantially all of the
---------
assets of Trigon (the "Asset Sale"). Capitalized terms used in this Agreement
                       ----------
and not otherwise defined in this Agreement shall have the meanings given them in the Purchase Agreement.

     B. In consideration for the assets purchased in connection with the Asset Sale, Vertel will issue to Trigon shares of Vertel's Common Stock ("Vertel
                                                                    ------
Shares").
------

     C. As soon as reasonably practicable after the Effective Time, Vertel shall deposit into escrow (such deposit constituting the "Escrow Fund") a
                                                          -----------
certificate representing 675,000 of the Vertel Shares (the "Escrow Shares").
                                                            -------------

     D. Pursuant to the Purchase Agreement, within one year from the date of consummation of the Asset Sale, Trigon shall liquidate and distribute the Vertel Shares to its shareholders, and its interest in the Vertel Shares which constitute Escrow Shares and all of its other rights and obligations under this Agreement to the Indemnifying Shareholders (the "Distribution").
                                                 ------------

     E. The Escrow Shares shall be held as security for indemnification obligations of Trigon under the Purchase Agreement and, after the Distribution, the Indemnifying Shareholders.

     F. The parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited, held in, and disbursed from the Escrow Fund.

                                   AGREEMENT

     Now, therefore, the parties, intending to be legally bound, agree as follows:

     1.   Escrow Fund. The Depository Agent agrees to: (a) accept delivery of
          -----------
the Escrow Shares; and (b) hold such Escrow Shares in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and
Article XIII of the Purchase Agreement (which

Article XIII is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the "Escrow Provisions").
                                                   -----------------

     2.   Deposit of Escrow Shares and Stock Assignments: Release from Escrow.
          -------------------------------------------------------------------

          (a)  Delivery of Escrow Shares. As soon as reasonably practicable
               -------------------------
after the Effective Time, Vertel, on behalf of Trigon, shall deliver to the Depository Agent: (i) the Escrow Shares and (ii) ten (10) stock assignments separate from certificate from Trigon, duly endorsed (with date and number of shares in blank), in order to ensure the availability for release of such Escrow Shares by the Depository Agent to Vertel in the event such release is called for under the terms of the Purchase Agreement and this Agreement (each, a "Stock Assignment"). The Escrow Shares shall be delivered in the form of a stock certificate in the name of Trigon.

          (b)  Exchange Upon Distribution.
               --------------------------

               (1) Trigon shall provide written notice to Vertel and the Depository Agent no later than two (2) business days following the consummation of the Distribution (the "Distribution Notice"). In addition to giving notice of
                          -------------------
the Distribution, the Distribution Notice will set forth the following information (the "Supplemental Information"): (i) the name of each Indemnifying
                  ------------------------
Shareholder, (ii) such Indemnifying Shareholder's tax identification number, if any, (iii) the percentage ownership of the Escrow Fund of each of the Indemnifying Shareholders (rounded as agreed upon by the Indemnification Committee such that all percentages add up to 100%) (hereinafter referred to as such Indemnifying Shareholder's "Percentage Interest"), and (iv) the number
                                 -------------------
of Escrow Shares to be held for the benefit of each Indemnifying Shareholder from and after the date of the Distribution (rounded to whole numbers as agreed upon by the Indemnification Committee such that total shares add up to the number of Escrow Shares then remaining in the Escrow Fund) (hereinafter referred to as an Indemnifying Shareholder's "Share Allocation").
                                     ----------------

               (2) Within thirty (30) days of Vertel's receipt of complete Supplemental Information, Vertel shall deliver to the Depository Agent stock certificates in the name of each Indemnifying Shareholder (the "Shareholder
                                                                -----------
Certificates") reflecting such Indemnifying Shareholder's Share Allocation;
------------
provided, however, that in no event shall Vertel be required to deliver to the Depository Agent a Shareholder Certificate with respect to any Indemnifying Shareholder until such Indemnifying Shareholder has delivered to Vertel such Indemnifying Shareholder's Required Shareholder Deliveries. Vertel's delivery of the Shareholder Certificates pursuant to this Section 2(a)(2) shall be accompanied by (a) a letter listing those Indemnifying Shareholders who have not yet delivered their Required Shareholder Deliveries to Vertel (the "Delinquent
                                                                    ----------
Shareholders"), and (b) 10 Stock Assignments from each Indemnifying Shareholder
------------
(other than the Delinquent Shareholders).

               (3) From time to time, promptly after the receipt of Required Shareholder Deliveries from Delinquent Shareholders, Vertel shall make additional deliveries of Shareholder Certificates with respect to such complying Delinquent Shareholders together with ten Stock Assignments from each such complying Delinquent Shareholder.

               (4) Within five (5) business days of the Depository Agent's receipt of the Shareholder Certificates (for all Indemnifying Shareholders other than the Delinquent Shareholders), the Depository Agent shall deliver to Vertel for cancellation, the stock certificate(s) in the name of Trigon then remaining in the Escrow Fund.

               (5) All references to "Holder" contained in this Agreement shall refer to Trigon prior to the Distribution and to the Indemnifying Shareholders after the Distribution.

          (c)  Holders' Accounts. The Depository Agent will maintain for each
               -----------------
Holder an accounting record (each Holder's "Account") specifying the Escrow
                                            -------
Shares held for the benefit of each Holder.

          (d)  Dividends, Voting and Rights of Ownership. Except for tax-free
               -----------------------------------------
dividends paid in stock declared with respect to the Escrow Shares pursuant to
Section 305(a) of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                      ----
there will be distributed promptly to each Holder any cash dividends or dividends payable in securities or other distributions of any kind made in respect of the Escrow Shares. Each Holder will have voting rights with respect to the Escrow Shares deposited in the Escrow Fund with respect to such Holder so long as such Escrow Shares are held in escrow, and Vertel will take all reasonable steps necessary to allow the exercise of such rights. While the Escrow Shares remain in the Depository Agent's possession pursuant to this Agreement and the Purchase Agreement, the Holders will retain and will be able to exercise all other incidents of ownership of said Escrow Shares which are not inconsistent with the terms and conditions of this Agreement and the Purchase Agreement.

          (e)  Claims for Indemnification.
               --------------------------

               (1) During the period of time commencing on the Closing Date and terminating on the first anniversary thereof (the "Escrow Period"), Vertel or any of its Indemnified Persons (each, an "Indemnified Party") may make claims
                                          -----------------
from the Escrow Fund for any Losses in accordance with Article XIII of the Purchase Agreement; provided, however, that any claims made by any of Vertel's
                    --------  -------
Indemnified Persons shall be made by Vertel on behalf of such Indemnified Person (at the expense of such Indemnified Person who shall advance such expenses if requested by Vertel) and any proceeds of any such claim received by Vertel hereunder shall be forwarded promptly by Vertel to such Indemnified Person.

               (2) In the event an Indemnified Party has an undisputed claim against the Holders, Vertel shall provide the Depository Agent and Trigon (all references to Trigon in this Section 2(e) shall become references to the Indemnification Committee after the Distribution) with written notice of such claim (the "Notice"). The Notice shall set forth the information required by
            ------
Section 13.4 of the Purchase Agreement, including, without limitation, a calculation (in accordance with Section 13.3 of the Purchase Agreement) of the number of Escrow Shares to be released to Vertel in satisfaction of the claim described in such Notice and an allocation of those Escrow Shares among the Accounts. Trigon shall have 45 days from the date of such Notice to provide the Depository Agent with written notice of its denial of such claim (the "Dispute
                                                                       -------
Notice"). If no Dispute Notice is received within such 45-day period, the
------
Depository Agent shall notify Vertel and Vertel shall deliver to the Depository Agent for deposit into the Escrow Fund, replacement certificate(s) representing the appropriate number of Escrow Shares to be retained in the Escrow Fund after payment of the noticed claim ("Replacement Certificates"). Upon receipt of the Replacement
                ------------------------
Certificates, the Depositary Agent shall release all of the Escrow Shares then in its possession to Vertel, together with one Stock Assignment from each Holder.

               (3) In the event the parties have come to an agreement regarding an initially disputed claim, Vertel and Trigon shall sign and furnish the Depository Agent with a claim memorandum (a "Claim Memorandum") setting forth
                                             ----------------
the number of Escrow Shares to be released to Vertel in satisfaction of the claim and an allocation of those Escrow Shares among the Accounts. As soon as practicable after delivery of the Claim Memorandum, Vertel shall deliver to the Depository Agent for deposit into the Escrow Fund, Replacement Certificates. Upon receipt of the Replacement Certificates, the Depositary Agent shall release the Escrow Shares then in its possession to Vertel, together with one Stock Assignment from each Holder.

               (4) If no such agreement can be reached after good faith negotiation, either Vertel or Trigon may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Vertel (on the one hand) and Trigon (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim shall be binding and conclusive upon the parties to this Agreement. If the arbitrators ruling is that the disputed claim is valid, Vertel and Trigon shall sign and furnish the Depository Agent with a Claim Memorandum with a copy of the arbitrators ruling attached setting forth the number of Escrow Shares to be released to Vertel in satisfaction of the claim and an allocation of those Escrow Shares among the Accounts. As soon as practicable after delivery of the Claim Memorandum, Vertel shall deliver to the Depository Agent for deposit into the Escrow Fund, Replacement Certificates. Upon receipt of the Replacement Certificates, the Depositary Agent shall release the Escrow Shares then in its possession to Vertel, together with one Stock Assignment from each Holder.

               (5) Whenever Replacement Certificates are required by the terms of this Section 2(e) to be delivered by Vertel to the Depository Agent, such Replacement Certificates shall be issued in the name of each Holder, in a denomination in proportion to such Holder's Percentage Interest, rounded to whole numbers in accordance with written instructions from Trigon such that the total number of shares represented by the Replacement Certificates equals the number of Escrow Shares remaining in the Escrow Fund after satisfaction of a claim by an Indemnified Party under this Section 2(e). If Trigon fails to provide written instructions with respect to the foregoing rounding calculations within 14 days after delivery to it of a written request from Vertel therefor, then Vertel may calculate the denominations of the Replacement Certificates (rounding down to the nearest whole number).

          (f)  Releases to Holders.
               -------------------

               (1) Within thirty (30) days of the termination of the Escrow Period (the "Release Date"), the Depository Agent shall, without the requirement
             -------------
of any further action from Vertel (other than as described in this Section 2(f)), release to the Holders that number of Escrow Shares equal to the number of Escrow Shares remaining in the Escrow Fund as of such date, less (a) Escrow
                                                               ----
Shares having a value equal to the Holders' one-half share of Extraordinary Fees (as defined in Section 4(a)) incurred as of the Release Date (rounded down to the nearest whole number) and valued as though such expenses were a claim against the Escrow Fund as of the Release Date and (b) a number of Escrow Shares having a value equal to the amount of any and all unresolved claims, if any, set forth in a Notice delivered to the Depository Agent pursuant to Section 2(e)(2) above on or prior to the Release Date. All Escrow Shares remaining on the Release Date pursuant to clause (a) above shall be released to Vertel on the Release Date, together with one Stock Assignment from each Holder. All Escrow Shares remaining following the Release Date pursuant to clause (b) above shall be released (i) to the extent required to be delivered to Vertel pursuant to
Section 2(e) above, to Vertel as soon as practicable following resolution of all Notices pursuant to Section 2(e) above, together with one Stock Assignment from each Holder, and (ii) to the extent not required to be delivered to Vertel pursuant to Section 2(e) above, to the Holders, together with all Stock Assignments then remaining in the Escrow Fund which shall be returned to the respective Holders who executed each of them.

               (2)  Escrow Shares released to the Holders pursuant to this
Section 2(f) shall be reflected by certificates issued in the name of each Indemnifying Shareholder setting forth each Indemnifying Shareholder's Percentage Interest of the aggregate number of Escrow Shares to be released, rounded to whole numbers in accordance with written instructions from Trigon such that the total number of shares represented by the foregoing certificates equals the number of Escrow Shares to be released to the Holders. If Trigon fails to provide written instructions with respect to the foregoing rounding calculations within 14 days after delivery to it of a written request from Vertel therefor, then Vertel may calculate the denominations of the foregoing certificates (rounding down to the nearest whole number). Certificates representing Escrow Shares so issued will bear the legends contemplated in
Section 4.2(d) of the Purchase Agreement.

               (3) In order to release Escrow Shares in the appropriate amounts following the Release Date, the Depository Agent may request that Vertel, and Vertel shall deposit into escrow within twenty (20) days of the Release Date in exchange for certificates previously deposited into escrow, such additional or replacement certificates representing the appropriate number of Escrow Shares to be released and retained, allocated among the Holders in accordance with their Percentage Interests (as determined in accordance with Section 2(f)(2) above).

               (4) This Agreement will terminate upon distribution of all the Escrow Shares to the Holders or Vertel, as applicable.

          (g)  No Encumbrance.  Except as contemplated in the Purchase
               --------------
Agreement and as provided in this Agreement (including, without limitation, in connection with the Distribution), no Escrow Shares or any beneficial interest in the Escrow Shares may be pledged, sold, assigned or transferred, including by operation of law, by a Holder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Holder, prior to the delivery to such Holder of the Escrow Shares by the Depository Agent.

          (h)  Reporting.  Each Holder will provide the Depository Agent with
               ---------
his/her/its Taxpayer Identification Number at or prior to Closing (or, in the case of an Indemnifying Shareholder, at or prior to the Distribution). On or before January 31 of each year under this Agreement, the Depository Agent will prepare and mail to each Holder, other than Holders who demonstrate their status as non-resident aliens in accordance with the United States Treasury Regulations, a Form 1099-B reporting any cash payments, in accordance with such Treasury Regulations. The Depository Agent will also prepare and file copies of such Forms 1099-B by magnetic tape with the IRS, in accordance with Treasury Regulations. If the Depository Agent has not received notice from a Holder of such Holder's certified Taxpayer Identification Number, the Depository Agent shall deduct and withhold backup withholding tax from any cash payment made pursuant to the Internal Revenue Code and applicable regulations thereunder. Upon request by the Depository Agent, Vertel and Trigon (or, after the Distribution, the Indemnification Committee) shall supply to the Depository Agent any information necessary for the Depository Agent to prepare such Forms 1099-B. Should any issue arise regarding federal income tax reporting or withholding, the Depository Agent shall act in accordance with the written instructions of Trigon (or, after the Distribution, the Indemnification Committee) and Vertel.

     3.   Limitation of the Depository Agent's Liability.
          ----------------------------------------------

          (a) The Depository Agent will incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other document believed by it to be genuine and duly authorized, nor for any other action or inaction, except its own willful misconduct, bad faith or gross negligence. The Depository Agent will not be responsible for the validity or sufficiency of the Escrow Provisions. In all questions arising under the Escrow Provisions, the Depository Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Depository Agent based on such advice, the Depository Agent will not be liable to anyone. The Depository Agent will not be required to take any action under the Escrow Provisions involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to it.

          (b) The Depository Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of signature or endorsement thereon, or for any description therein, nor shall Depository Agent be responsible for or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to the Depository Agreement.

          (c) In the event conflicting demands are made or notices are served upon the Depository Agent with respect to the Escrow Fund and such conflict cannot be resolved as provided in Section 2(e), the Depository Agent will have the absolute right, at the Depository Agent's election, to do either or both of the following: resign so a successor can be appointed pursuant to Section 5 or file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Depository Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Vertel will pay the Depository Agent (subject to reimbursement from the Holders pursuant to Section 4) all costs, expenses and reasonable attorney's fees expended or incurred by the Depository Agent pursuant to the exercise of the Depository Agent's rights under this Section 3 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 4).

          (d) The Depository Agent shall have no duties or responsibilities other than those expressly set forth herein. The Depository Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of the Depository Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Depository Agent signed by the proper party or parties.

     4.   Expenses.
          --------

          (a)  Depository Agent.  All fees and expenses of the Depository Agent
               ----------------
incurred in the ordinary course of performing its responsibilities hereunder will be paid by Vertel upon receipt of a written invoice by the Depository Agent. Any extraordinary fees and expenses ("Extraordinary Fees"), including without limitation any fees or expenses incurred by the Depository Agent in connection with a dispute over the distribution of Escrow Shares or the validity of a claim or claims by Vertel, will be paid half by Vertel and half by the Holders. The Holders' liability for the extraordinary fees and expenses of the Depository Agent shall be paid by Vertel and recovered as a claim hereunder out of the Escrow Fund.

          In the event the balance in the Escrow Fund is not sufficient to pay the extraordinary fees and expenses of the Depository Agent, as described in the prior paragraph, or in the event the Depository Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Depositary Agreement, Vertel agrees to indemnify the Depository Agent for its Extraordinary Fees, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Depository Agent's gross negligence, bad faith or willful misconduct, and Vertel's agreement to provide the foregoing indemnification to the Depository Agent shall in no manner limit its remedies against the Holders to collect the Holders' share of any Extraordinary Fees.

          (b)  Indemnification Committee.  The Indemnification Committee will
               -------------------------
not be entitled to receive any compensation from Vertel or the Holders in connection with this

Agreement. Any fees and expenses incurred by the Indemnification Committee in connection with actions taken pursuant to the terms of the Escrow Provisions will be paid by the Holders.

     5    Successor Depository Agent.  In the event the Depository Agent becomes
          --------------------------
unavailable or unwilling to continue in its capacity as such, the Depository Agent may resign and be discharged from its duties or obligations hereunder by giving resignation to the parties to this Agreement, specifying not less than thirty (30) days' prior written notice of such a date when such resignation will take effect. Vertel and Trigon (or, after the Distribution, the Indemnification Committee) jointly will designate a successor Depository Agent prior to the expiration of such 30-day period by giving written notice to the Depository Agent. The Depository Agent will promptly transfer the Escrow Shares to such designated successor. In the event no successor Depository Agent is appointed as described in this Section 5, the Depository Agent may apply to a court of competent jurisdiction for the appointment of a successor Depository Agent. Notwithstanding the foregoing, the parties hereby consent to the designation of The Bank of New York Company, Inc. (or an affiliate thereof) as successor to the Depository Agent effective as of the acquisition by such entity of the corporate trust department of the Depository Agent, provided, that the provisions of the Depository Agreement are not otherwise affected.

     6    Limitation of Responsibility.  The Depository Agent's duties are
          ----------------------------
limited to those set forth in the Escrow Provisions and the Depository Agent may rely upon the written notices delivered to the Depository Agent under the Escrow Provisions.

     7    Incorporation by Reference of Article XIII.  The parties agree that
          ------------------------------------------
the terms of Article XIII of the Purchase Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Depository Agent will require reference to both the terms of this Agreement as well as the terms of such Article XIII.

     8    Notices.  Any notice provided for or permitted under the Escrow
          -------
Provisions will be treated as having been given when (i) delivered personally,
(ii) sent by confirmed telex or Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 8.

     Vertel:   Vertel Corporation
               21300 Victory Boulevard, Suite 700
               Woodland Hills, CA  91367
               Attention:  Craig Scott
               Fax No:  (818) 598-0047

     With a copy to:

                    Perkins Coie LLP
                    1620 26/th/ Street, Sixth Floor
                    Santa Monica, CA  90404
                    Attention:  David Katz
                    Fax No:  (310) 788-3399

     Trigon:        Trigon Technology Group, Inc.
                    1471 Saratoga Ave., Suite 200
                    San Jose, CA  95129
                    Attention:  Alex Kuo
                    Fax No:  (408) 873-8453

     With a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, California  94303
                    Attn:  Richard Leska, Esq.
                    Fax No.:  (650) 496-2885

     Depository Agent:

                    U.S. Trust Company, National Association
                    515 S. Flower Street, Suite 270
                    Los Angeles, CA  90071
                    Attention: Sandra Leess - Corporate Trust Department Fax No: (213) 488-1370
                    Telephone No: (213) 861-5050

     Indemnification Committee:

                    Alex Kuo
                    1471 Saratoga Ave., Suite 200
                    San Jose, CA  95129
                    Fax No:  (408) 873-8453

     With a copy to:

                    Brobeck, Phleger & Harrison LLP
                    2200 Geng Road
                    Two Embarcadero Place
                    Palo Alto, California  94303
                    Attn:  Richard Leska, Esq.
                    Fax No.:  (650) 496-2885

     Such notice will be treated as having been received upon actual receipt.

     9    General.
          -------

          (a)  Governing Laws.  It is the intention of the parties hereto that
               --------------
the internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

          (b)  Binding upon Successors and Assigns.  Subject to, and unless
               -----------------------------------
otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

          (c)  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

          (d)  Entire Agreement.  Except as set forth in the Purchase Agreement,
               ----------------
this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

          (e)  Waivers.  No waiver by any party to this Agreement of any
               -------
condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

          (f)  Amendment.  This Agreement may be amended with the written
               ---------
consent of Vertel, the Depository Agent and Trigon (or, after the Distribution, the Indemnification Committee), provided, however, that if the Depository Agent
                                --------  -------
does not agree to an amendment agreed upon by Vertel and Trigon (or, after the Distribution, the Indemnification Committee), a successor Depository Agent will be appointed in accordance with Section 5.

          (g)  Indemnification Committee.  All of the parties hereto acknowledge
               -------------------------
and agree that any act or decision of a majority of the members of the Indemnification Committee shall be deemed to be the act or decision of the Indemnification Committee and the Depository Agent shall accept as the instructions of the Indemnification Committee any written instructions executed by a majority of the members of the Indemnification Committee.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and will be effective as to all the Holders when executed by Vertel, the Depository Agent, Trigon and the Indemnification Committee.

                                        VERTEL CORPORATION

                                        By:  ___________________________________
                                             Name:______________________________
                                                             (print)

                                             Title:_____________________________


                                        TRIGON TECHNOLOGY GROUP, INC.

                                        By:  ___________________________________
                                             Name:______________________________
                                                             (print)

                                             Title:_____________________________


                                        DEPOSITORY AGENT:

                                        U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                        By:  ___________________________________
                                             Name:______________________________
                                                             (print)

                                             Title:_____________________________


                                        INDEMNIFICATION COMMITTEE:


                                        ________________________________________
                                        Alex Kuo


                                        ________________________________________
                                        Stephen Li


                                        ________________________________________
                                        Joel Chou


                   [SIGNATURE PAGE TO DEPOSITORY AGREEMENT]

                                  APPENDIX I

                              PURCHASE AGREEMENT

                                 ARTICLE XIII

                                INDEMNIFICATION
                                ---------------

     13.1      Survival of Representations and Warranties.
               ------------------------------------------

               13.1.1 The representations, warranties and covenants of the Company contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Purchaser, during the period beginning with the Closing Date and ending on the one-year anniversary thereof, except that the representations and warranties of the Company contained in Sections 6.1, 6.2, 6.7 and 6.10 (the "Specified Representations") shall survive until the second anniversary of the Closing Date, and, in each case, thereafter, to the extent a claim is made prior to the expiration of the relevant representation, warranty or covenant with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranty or covenant will expire. Any claims based upon fraud, intentional misrepresentation or active concealment shall survive until expiration of the statute of limitations applicable thereto.

               13.1.2 The representations, warranties and covenants of Purchaser contained in this Agreement shall survive the Closing and shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company, during the period beginning with the Closing Date and ending on the one-year anniversary thereof, and, in each case, thereafter, to the extent a claim is made prior to the expiration of the relevant representation, warranty or covenant with respect to any breach of such representation, warranty or covenant, until such claim is finally determined or settled, whereupon such representation, warranty or covenant will expire. Any claims based upon fraud, intentional misrepresentation or active concealment shall survive until expiration of the statute of limitations applicable thereto. The liability of the Purchaser for breach of any representation, warranty, covenant or agreement of the Purchaser contained in this Agreement or in any other Purchaser Document shall be limited to the Closing Share Value of 675,000 shares of Purchaser Common Stock, except for claims based upon fraud, intentional misrepresentation or active concealment, as to which the maximum liability shall be the Closing Share Value of 4,500,000 shares of Purchaser Common Stock; provided, that there shall be no limit of liability of any individual who personally committed any act of fraud, intentional misrepresentation or active concealment against the Company. The Purchaser shall have no liability with respect to such breach unless and until the aggregate amount of damages incurred as a result of such breach equals of exceeds, in the aggregate, $50,000. At such time as the damages equal or exceed such amount, the Purchaser shall be liable to the full extent of all damages from the first dollar of all such damages.

               13.2 Indemnification by the Company and Recipients of
                    ------------------------------------------------
                    Distribution.
                    ------------

               13.2.1 Subject to the conditions and limitations set forth in this Article XIII, the Company (prior to, but not after the Distribution) and each recipient of the Distribution (each, an "Indemnifying Shareholder"), severally in accordance with such Indemnifying Shareholder's Indemnification Obligation Percentage and not jointly (from and after, but not prior to the Closing), shall indemnify, defend and hold harmless (i) Purchaser, (ii) each Person who controls (as defined under the definition of "Affiliate" set forth in Article I hereof) Purchaser, and (iii) each of their respective directors, officers, employees, agents, attorneys and representatives (each Person described in clauses (i), (ii) or (iii) referred to hereinafter as an "Indemnified Person", and collectively as "Indemnified Persons"), from and against any and all Losses which may be incurred or suffered by any such Person and which may arise out of or result from (A) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement or in any other Company Document, (B) the disclosure by any past or present employee of the Company of any Confidential Information to the extent such disclosure is not prohibited by any of the Non-Disclosure Agreements delivered pursuant to
Section 10.10 hereto, or (C) any obligations or liabilities of the Company (including, without limitation, those listed in Section 3.2) other than the Assumed Liabilities.

               13.2.2 Notwithstanding the provisions of Section 13.2.1, neither the Company nor the Indemnifying Shareholders, as the case may be, shall have any liability with respect to the matters described in Section 13.2.1 above unless and until the aggregate amount of Losses incurred by Purchaser and its Indemnified Persons equals or exceeds, in the aggregate, $50,000 (the "Threshold Amount"). At such time as the aggregate Losses equal or exceed the Threshold Amount, Purchaser and its Indemnified Persons shall be indemnified to the full extent of all Losses from the first dollar of all such Losses.

               13.2.3 As security for the indemnity obligations of the Company and the Indemnifying Shareholders hereunder, the Hold-Back Escrow shall be established in accordance with Section 4.2 above to hold the Escrow Shares, to be held in escrow until released pursuant to the terms of the Depository Agreement.

     13.3      Maximum Indemnification.  The indemnification obligations of the
               -----------------------
Company and the Indemnifying Shareholders pursuant to this Article XIII shall be limited to the consideration deposited and present in the Hold-Back Escrow or any replacements, additions, substitutions, and proceeds thereof, except for claims based upon a breach of one of the Specified Representations (as to which the Purchaser may bring claims against the Indemnifying Shareholders after the first anniversary of the Closing and before the second anniversary thereof, with respect to which the maximum liability shall be 675,000 shares of Purchaser Common Stock) or based upon fraud, intentional misrepresentation or active concealment (with respect to which the maximum liability shall be 4,500,000 shares of Purchaser Common Stock, except there shall be no limit of liability with respect to any Indemnifying Shareholder who personally committed any act of fraud, intentional misrepresentation or active concealment against the Purchaser). Indemnification obligations based upon a breach of one of the Specified Representations or based upon fraud, intentional misrepresentation or active concealment may be satisfied by the delivery of any combination of Purchaser Common Stock and cash, at the election of the indemnifying party. For purposes of determining the number of shares of Purchaser Common Stock required to satisfy any indemnity obligation of the Company and the Indemnifying Shareholders under this Article XIII (the "Claim Shares"), the value of a share of Purchaser Common Stock shall be equal to the Purchaser Share Value. Notwithstanding the foregoing, in the event the Closing fails to occur, for any reason whatsoever, the limitations set forth in this Section 13.3 shall not apply to a breach of any party's representations, warranties or covenants contained herein or in any other Closing Document.

     13.4   Procedure for Indemnification.  Promptly upon becoming aware of a
            -----------------------------
claim for indemnification hereunder (whether as a result of any third party claim, suit, action or proceeding, or in connection with any other Losses which the indemnified party deems to be within the ambit of this Article XIII), the indemnified party shall give, in accordance with the terms of Section 16.1 below and Section 2(e) of the Depository Agreement, a notice of claims ("Claims Notice") to the indemnifying party, and if applicable, to the Depository Agent pursuant to the terms of the Depository Agreement; provided, however, that to
                                                   --------  -------
the extent such notice is given after the Distribution, and the indemnifying party consists of the Indemnifying Shareholders, such notice shall be given to the Indemnification Committee, on behalf of the Indemnifying Shareholders, and thereafter, all references, in this Section 13.4 and in Sections 13.5 through
13.7 of this Agreement, to the indemnifying party, shall be to and mean the Indemnification Committee, on behalf of the Indemnifying Shareholders; provided,
                                                                       --------
further, that any claims made by any of Purchaser's Indemnified Persons shall be
-------
made by Purchaser on behalf of such Indemnified Person (at the expense of such Indemnified Person who shall advance such expenses if requested by Purchaser) and any proceeds of any such claim received by Purchaser hereunder shall be forwarded promptly by Purchaser to such Indemnified Person. A Claims Notice shall set forth: (a) the aggregate amount of the indemnified party's Losses or an estimate thereof, in each case to the extent known or determinable at the time such Claims Notice is delivered, (b) a description in reasonable detail of the individual items of such Losses included in the amount so stated, the date each such item was paid or properly accrued or arose, and the nature of the misrepresentation, breach or claim to which such item is related, and (c) where the indemnified party is Purchaser or one of Purchaser's Indemnified Persons, a calculation, based on the provisions of Section 13.3 of the number of Escrow Shares to be released to the indemnified person in satisfaction of the claim made in such Claims notice. The giving of such Claims Notice shall not be a condition precedent to indemnification hereunder; provided, however, that the failure to give reasonably prompt notice shall reduce the indemnified party's recovery from the indemnifying party only by an amount equal to the actual proved Losses caused by such delay. If the indemnifying party does not object to such claim within thirty (30) days of receiving such Claims Notice, the indemnified party shall be conclusively entitled to recover the amount of such claim.

     13.5   Assumption of Defense.  Upon receipt of a Claims Notice, the
            ---------------------
indemnifying party shall, at its own expense, assume the defense thereof; provided, however, that (a) the indemnified party shall the right to select the defense counsel, (b) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding, and (c) the indemnified party may assume the defense of any third party claim which either (i) is not assumed by the indemnifying party within 15 days of receipt of a Claims Notice relating thereto, or (ii) if not first paid, discharged or otherwise complied with by the indemnified party would result in an imminent, material interruption or cessation of the conduct of the business of such indemnified party or any material part thereof. The party that does not assume such defense shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the assuming party. The parties hereto shall cooperate in the defense or prosecution of any such claim, suit, action or proceeding.

     13.6   Settlement or Compromise. Notwithstanding anything contrary provided
            ------------------------
in Section 13.5 hereto, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party (which consent shall not be withheld unreasonably or delayed), settle or compromise any Claim or consent to the entry of any judgment which imposes any future obligation on the other party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the other party a release from all liability in respect of such Claim.

     13.7   Failure of Indemnified Party to Act.  In the event that the
            -----------------------------------
indemnifying party does not within 15 days of receipt of a Claims Notice relating thereto, assume the defense of any claim, suit, action or proceeding, then any failure of the indemnified party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the indemnifying party of its obligations hereunder.

                            SHAREHOLDERS AGREEMENT
                            ----------------------

          THIS SHAREHOLDERS AGREEMENT (the "Agreement") is made as of May __, 2001, by and among Vertel Corporation, a California corporation ("Purchaser"), each of the persons listed on Schedule A hereto (each, "Shareholder" and,
                              ----------
collectively, the "Shareholders"), and the Indemnification Committee, as representative of the Shareholders. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement and Plan of Reorganization and Liquidation, dated the date hereof (the "Reorganization Agreement"), by and between Purchaser and Trigon Technology Group, Inc., a Texas corporation ("Company").

                                   RECITALS
                                   --------

          A. Each of the Shareholders is a shareholder of Company and, upon the Closing of the transactions contemplated in the Reorganization Agreement, shall become a shareholder of Purchaser.

          B. In order to induce Purchaser to enter into the Reorganization Agreement, each Shareholder hereby agrees to limit its transfer of shares of the Purchaser Common Stock (the "Shares") that will be held by such Shareholder following the Closing of the transactions contemplated in the Reorganization Agreement in the manner set forth herein.

          NOW, THEREFORE, the parties hereby agree as follows:

          1.   Definitions.
               -----------

          "Frozen Stock" initially shall mean all of the Shares; provided, however, that the Release Percentage of the Shares held by each Shareholder (with any fractional share rounded up to the next whole share) shall cease to be Frozen Stock at the end of each of the first six (6) calendar months commencing with June 30, 2001 (each, a "Release Period"), and a Fixed Portion (as defined below) of the Shares held by each Shareholder shall be released at the end of each calendar month commencing December 31, 2001, such that there shall be no Frozen Stock after the passage of twelve (12) calendar months. A "Fixed Portion" shall mean one-sixth (1/6) of the number of Shares held by each Shareholder that have not been released as of December 1, 2001, with any fractional share rounded up to the next whole share. The term "Frozen Shares" shall not be interpreted to include the effect of any restrictions imposed by contract or agreement between any Shareholder and the Purchaser.

          "Purchaser Change of Control" shall mean (i) any acquisition of Purchaser by means of merger, acquisition, or other form of corporate reorganization in which outstanding shares of Purchaser are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) and pursuant to which the holders of the outstanding voting securities of Purchaser immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing fifty percent (50%) of the voting power of Purchaser or surviving entity immediately following such consolidation, merger or other transaction (excluding voting securities of the acquiring corporation held by such holders prior to such transaction), or (ii) a sale of all or substantially all of the assets of Purchaser.

          Release Percentage" with respect to a Release Period shall be the percentage that is contained in the cell of the Release Matrix that is described by the intersection of the column of the Release Matrix that corresponds to the average of the daily trading "volume" amounts for Shares (the "Average Daily Trading Volume") for the final ten (10) trading days of such Release Period as reported on the website of the Nasdaq Stock Market, Inc. (which is currently described by the uniform resource locator "www.nasdaq.com") (the "Nasdaq Website") (the "Average Daily Trading Volume") and the row of the Release Matrix that corresponds to the average of the "Last Sale" prices of a share of Shares (the "Average Last Sale Price") for the final ten (10) trading days of such Release Period as reported on the Nasdaq Website. Such percentage shall be applied in each instance to the aggregate number of Shares that each Shareholder is entitled to receive pursuant to the transactions contemplated in the Reorganization Agreement. For purposes of this determination, all sale prices are in U.S. Dollars as of the 1:00 p.m. Pacific Time closing on the Nasdaq Website.

          "Release Matrix" shall mean the following:

                                                            AVERAGE DAILY TRADING VOLUME

                                                                      Greater than
                                                   Less than         400,000, less
                                                  or equal to        than or equal      Greater than
                                                    400,000           to 800,000          800,000
                       Less than $5.00                 0%                  0%               0%
AVERAGE                $5.00 to $6.99                  0%                 10%              20%
LAST SALE              $7.00 to $8.99                  0%                 20%              30%
PRICE                  $9.00 to $10.99                10%                 30%              40%
                       $11.00 to $12.99               20%                 40%              50%
                       Greater than $13.00            30%                 50%              50%

          "Transfer" shall mean any sale, assignment, transfer, pledge, hypothecation or other encumbrance or disposition; provided that, notwithstanding the foregoing, a Transfer shall not include (a) any transfer by a Shareholder to (i) any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or a charitable remainder trust, or (ii) a direct or indirect wholly-owned subsidiary of such Shareholder, or (b) any pledge by such Shareholder pursuant to a bona fide loan transaction, if in each such case the transferee or pledgee shall agree in writing to be bound by the terms and conditions of this Agreement.

          2.  Restriction on Transfer. Shareholder shall not Transfer any Frozen
              ----------------------
Stock. Any attempted or actual Transfer of Frozen Stock in violation of this Section of this Agreement shall be void and of no effect.

          3.  Indemnification Committee. Each Shareholder hereby authorizes and
              -------------------------
empowers the members of the Indemnification Committee to act on its behalf with respect to indemnification of Purchaser pursuant to Article XIII of the Reorganization Agreement and with respect to the registration rights granted to certain Shareholders pursuant to
Section 4.3 of the Reorganization Agreement. The Indemnification Committee is hereby empowered by each Shareholder to give and receive notices and communications, to authorize and approve any and all actions related to the indemnification matters and the registration rights, including, without limitation, agreeing to settlements, compromises, and agreements to arbitrate (including awards granted therein), extensions of time regarding registration and to take any and all actions necessary or appropriate in the judgment of the Indemnification Committee for the accomplishment of the foregoing.

          A decision by the Indemnification Committee shall constitute a decision of all of the Shareholders, and shall be final, binding and conclusive on each of them. Purchaser and the Depository Agent may rely upon any act, decision, consent or instruction of the Indemnification Committee as being the act, decision, consent or instruction of each and all of the Shareholders; and Purchaser and Depository Agent are relieved from any liability to any person for any acts done by them in accordance with any act, decision, consent or instruction of the Indemnification Committee. The Indemnification Committee is hereby empowered to amend or modify this Agreement on behalf of the Shareholders, provided that Purchaser agrees in writing to any such amendment or modification.

          The Indemnification Committee shall not be liable to the Shareholders for any act done or omitted hereunder while acting in good faith and in the exercise of reasonable judgment.

          4.  Registration Rights. Each Shareholder hereby acknowledges and
              -------------------
agrees that (a) only the former holders of Series A Preferred Stock, par value $0.10 per share, of Company will be entitled to registration of their Shares pursuant to Section 4.3 of the Reorganization Agreement and (b) this provision will result in the former holders of Company Common Stock being unable to resell their Shares until at least one (1) year following the Closing Date.

          5.  Filing and Availability of Registration Statement. Notwithstanding
              -------------------------------------------------
any rights conferred on any Shareholder in this Agreement, neither Purchaser nor Company can represent or warrant that a registration statement can or will be filed or become effective, or if declared effective, remain effective at any or all times when a Shareholder desires to sell any of its Shares that are no longer Frozen Stock. Purchaser has agreed in the Reorganization Agreement to use commercially reasonable efforts to register certain of the Frozen Stock. However, such obligation is subject to certain limitations in the Reorganization Agreement and applicable Federal and state law that may impair Purchaser's ability to file, prosecute and have declared effective, a registration statement with the U.S. Securities and Exchange Commission. In absence of an effective registration statement, the Shareholders holding previously Frozen Stock will likely be unable to sell any of such shares for a period of at least one (1) year following the Closing Date.

          6.  Legends. Each certificate representing Shares, shall bear the
              -------
following legends, until such time as the Shares, represented thereby are no longer subject to the provisions of this Agreement:

                         (a)  "THE SALE, TRANSFER OR ASSIGNMENT OF THE
SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS

AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT AMONG VERTEL CORPORATION AND HOLDER. COPIES OF SUCH AGREEMENT CAN BE OBTAINED BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF VERTEL CORPORATION."

                    (b) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                    (c)  Stop-Transfer Notices. Each Shareholder agrees that, in
                         ---------------------
order to ensure compliance with the restrictions imposed hereby, including without limitation the Release Matrix, and any restrictions or limitations imposed by applicable Federal, state or foreign jurisdiction securities laws, Purchaser may issue appropriate "stop transfer" instructions to its transfer agent.

                    (d)  Refusal to Transfer. Purchaser shall not be required
                         -------------------
(i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or any restrictions or limitations imposed by applicable Federal, state or foreign jurisdiction securities laws or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

                    (e)  Removal of Legends.
                         ------------------

                              (i)   When the Shares then held by the
Shareholders are no longer Frozen Shares, upon such Shareholder's request in accordance with Purchaser's (and its transfer agent's) requirements, Purchaser shall cause a new certificate or certificates representing the Shares that are no longer Frozen Shares to be issued without the Shareholders Agreement legend referred to in Section 6(a) and the balance of Shares, if any, will be re-issued bearing such legend.

                              (ii)  When the Shares then held by the
Shareholders are (A) no longer Frozen Shares, (B) are subject to registration rights pursuant to the Reorganization Agreement and (C) the Shareholders holding such Shares have a bona fide intention to sell such Shares pursuant to a then effective registration statement, then, upon such Shareholder's request, and, in accordance with applicable securities laws and Purchaser's (and its transfer agent's) requirements, Purchaser shall cause a new certificate or certificates representing the Shares to be issued without the securities legend referred to in Section 6(b) and the balance of Shares, if any, will be re-issued bearing such legend.

                              (iii) When the Shares then held by the
Shareholders who do not have registration rights are no longer Frozen Shares, then, upon such Shareholder's request, and, in accordance with applicable securities laws and Purchaser's (and its transfer agent's) requirements, Purchaser shall cause a new certificate or certificates representing the

Shares to be issued without the securities legend referred to in Section 6(b) and the balance of Shares, if any, will be re-issued bearing such legend.

          7.  Miscellaneous.
              -------------

                    7.1.  Term and Termination. This Agreement shall terminate
                          --------------------
upon the earlier of (the release of all of the Frozen Shares, and (b) a Purchaser Change of Control.

                    7.2.  Governing Law. This Agreement shall be governed by and
                          -------------
construed under the laws of the State of California without regard to its choice of law provisions.

                    7.3.  Assignment. No party to this Agreement may assign
                          ----------
this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the Indemnification Committee and Purchaser.

                    7.4.  Notices. All notices and other communications
                          -------
hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to a party at its address as set forth on the signature page hereto (or at such other address for a party as shall be specified by like notice).

                    7.5.  Entire Agreement. This Agreement, together with the
                          ----------------
Reorganization Agreement and the schedules and exhibits thereto, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to such subject matter.

                    7.6.  Waiver, Amendment, etc. This Agreement may not be
                          ----------------------
amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, each of the parties hereto. No failure or delay of any party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, preclude any other or further exercise thereof or the exercise of any other right of power.

                    7.7.  Binding Agreement; No Third Party Beneficiaries.
                          -----------------------------------------------
This Agreement will be binding upon and inure to the benefit of the parties hereto and their heirs, successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give to any third party any rights or remedies by virtue hereof.

                    7.8.  Headings; Counterparts. The headings in this Agreement
                          ----------------------
are for convenience of reference only and will not affect the construction of any provisions hereof. This Agreement may be executed in one or more counterparts, each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

                    7.9.  Specific Performance. Each party hereto agrees that
                          --------------------
money damages would not be a sufficient remedy for the other party hereto for any breach of this

Agreement by it, and that in addition to all other remedies the other party hereto may have, it shall be entitled to specific performance and to injunctive and other equitable relief as a remedy for any breach. Each party hereto agrees not to oppose the granting of such relief, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

               7.10.  No Consequential Damages. UNDER NO CIRCUMSTANCES SHALL ANY
                      ------------------------
PARTY HERETO BE LIABLE TO THE OTHER PARTY (UNDER ANY LEGAL THEORY OR BASIS WHATSOEVER, INCLUDING IN TORT, STRICT LIABILITY OR OTHER BASIS) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS IN CONNECTION WITH THIS AGREEMENT.

                           [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     VERTEL CORPORATION


                                     By: _______________________________

                          Address: 21300 Victory Boulevard, Suite 700 Woodland Hills, California 91367
                                     Facsimile: (818) 227-5784
                                     Attn: Chief Financial Officer

                                     With a copy to:

                                     Perkins Coie LLP
                                     1620 26/th/ Street, 6/th/ Floor
                                     Santa Monica, California 90404
                                     Attn:  David J. Katz
                                     Facsimile: (310) 788-3399


                                     SHAREHOLDERS:


                                     ___________________________________
                                     [NAME]

                          Address:   ___________________________________
                                     ___________________________________


                                     INDEMNIFICATION COMMITTEE:


                                     ___________________________________
                                     [NAME]

                          Address:   ___________________________________
                                     ___________________________________

                                  SCHEDULE A
                                  ----------

                                 SHAREHOLDERS

Name           Address                       Shares of Purchaser Stock
----           -------                       -------------------------